Exhibit 10.28

Execution Version

PURCHASE AND SALE AGREEMENT

WESTWAY II

Houston, Texas

BETWEEN

DNA WESTWAY II, LTD., a Texas limited partnership

AS SELLER

AND

WELLS CORE OFFICE INCOME REIT ADVISORY SERVICES, LLC, a Georgia limited liability company

AS PURCHASER

August 4, 2011

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TABLE OF CONTENTS

(continued)

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Table of Contents

(continued)

		Page

11.8	Captions	24

11.9	Attorneys’ Fees	24

11.10	No Partnership	24

11.11	Time of Essence	24

11.12	Counterparts	24

11.13	Recordation	24

11.14	Survival and Limitation of Representations and Warranties	24

11.15	Calculation of Time Periods	24

11.16	Further Assurances	24

11.17	Cooperation with Purchaser’s Auditors and SEC Filing Requirements	25

LIST OF EXHIBITS

Exhibit 1.1.1	Legal Description
Exhibit 1.1.3	Inventory of Personal Property
Exhibit 1.1.4	Schedule of Leases and Security Deposits
Exhibit 3.1.2	Due Diligence Documents
Exhibit 3.1.10	Form of Required Tenant Estoppel
Exhibit 3.3	Schedule of Contracts
Exhibit 6.9	Tenant Costs
Exhibit 9.2.1	Form of Special Warranty Deed
Exhibit 9.2.2	Form of Bill of Sale
Exhibit 9.2.3	Form of Assignment and Assumption of Leases
Exhibit 9.2.4	Form of Assignment and Assumption
Exhibit 9.2.6	Form of FIRPTA Affidavit
Exhibit 9.2.7	Form of Tenant Notice Letter

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TERM SHEET

PURCHASER:	WELLS CORE OFFICE INCOME REIT ADVISORY SERVICES, LLC, a Georgia limited liability company

NOTICE ADDRESS:	6200 The Corners Parkway
Suite 250
Atlanta, GA 30092
Attention: Keith Willby, Senior Vice President
Phone: (770) 243-8446
Fax: (770) 243-8199

With a copy to:	McGuireWoods, LLP Promenade II
1230 Peachtree Street, Suite 2100
Atlanta, Georgia 30309 Attention: Stephen D. Peterson Phone: (404) 443-5719
Fax: (404) 443-5764

SELLER:	DNA WESTWAY II, LTD.

NOTICE ADDRESS:	1400 Post Oak Boulevard, Suite 1100
Houston, Texas 77056
Attention: Peter W. Dienna
Phone: (713) 979-2574
Fax: (713) 686-7808

With a copy to:	Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2770
Attention: Aaron P. Roffwarg
Phone: (713) 221-1117
Fax: (713) 221-2184

PROPERTY:	WESTWAY II
Houston, Texas

PURCHASE PRICE:	$74,500,000.00

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”), dated as of the 4th day of August, 2011 (the “Effective Date”), is made by and between DNA WESTWAY II, LTD., a Texas limited partnership (“Seller”), and WELLS CORE OFFICE INCOME REIT ADVISORY SERVICES, LLC, a Georgia limited liability company (“Purchaser”).

R E C I T A L S:

Seller desires to sell certain improved real property commonly known as Westway II located at 4424 W. Sam Houston Parkway N., Houston, Texas 77041, along with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property.

NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.	THE PROPERTY.

1.1      Description.    Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees, to the extent assignable or transferable, to sell and transfer, and Purchaser agrees to purchase and acquire, all of Seller’s right, title, and interest in and to the following (collectively, the “Property”):

1.1.1    That certain real property consisting of approximately 4.743 acres and more specifically described in Exhibit 1.1.1 attached hereto, which includes the hereinafter described Improvements (the “Land”);

1.1.2    The building consisting of a 10-story office tower with approximately 242,374 square feet of net rentable area and a six-level structured parking garage with approximately 950 parking spaces together with such other buildings, parking areas, improvements, and fixtures of any nature erected within the Land, including, but not limited to, all ventilating and air conditioning systems, plumbing systems and electrical systems, other than any improvements or fixtures which are the property of tenants (collectively, the “Improvements”);

1.1.3    All furniture, personal property, machinery, apparatus, and equipment now owned or hereafter acquired by Seller prior to the Closing Date and used in the operation, repair, management and maintenance of the Land and Improvements and situated thereon (collectively, the “Personal Property”), including, but not limited to the items generally described on Exhibit 1.1.3 attached hereto;

1.1.4    Those certain tenant leases identified on the Schedule of Leases (herein so called) attached hereto as Exhibit 1.1.4, together with any other occupancy agreements, and any new leases entered into pursuant to Section 4.4, which as of the Closing (as hereinafter defined) affect all or any portion of the Land or Improvements, including any guarantees, deposits and escrows (and any interest thereon) and prepaid rents, if any, relating to or serving as security therefore and any files kept by Seller in connection therewith (collectively, the “Leases” and each a “Lease”);

1.1.5    Subject to Section 3.3, all contracts and agreements relating to the operation or maintenance of the Land, Improvements or Personal Property that Purchaser does not elect to terminate pursuant to Section 3.3;

1.1.6    The name “Westway II” and all other tradenames, trademarks, servicemarks and logos used exclusively in connection with the ownership, operation and maintenance of the Property;

1.1.7    All licenses, franchises, permits, authorizations and approvals used in or relating to the ownership, occupancy or operation of the Land, Improvements and Personal Property, if any (the “Permits”);

1.1.8    All guaranties or warranties in favor of Seller, now or hereafter in effect, arising out of, or issued, whether express or implied, relating to the construction, operation and maintenance of the Improvements or Personal Property, or arising out of, made, given or issued, by manufacturers or suppliers, in conjunction with the Improvements or the Personal Property, if any (collectively, the “Warranties”); and

1.1.9    All of Seller’s right, title, interest, powers, privileges, benefits, and options of Seller or otherwise accruing to the owner of the land, allocable to the Property, including, but not limited to any development rights, floor area ratio allocations, lot coverage allocations, allocations of development density, zoning rights or other rights allocated to or attributable to the Property, if any (the “Development Rights”).

1.2      Agreement to Convey.    Subject to the terms and conditions of this Agreement, Seller agrees to convey, and Purchaser agrees to accept (a) title to the Land and Improvements by Special Warranty Deed subject only to the Permitted Exceptions; (b) title to the Personal Property, by Bill of Sale, without warranty as to the condition of such personality but containing warranties of title free and clear of all liens and encumbrances, (c) the Leases and security deposits, Permits, Warranties, the name “Westway II” and any other intangible property related to the Land, the Improvements, Personal Property and Development Rights by assignment without warranty.

2.	PRICE AND PAYMENT.

2.1      Purchase Price.    The purchase price for the Property (the “Purchase Price”) is SEVENTY FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($74,500,000.00) U.S.

2.2      Payment.    Payment of the Purchase Price is to be made in cash as follows:

2.2.1    Purchaser shall make an earnest money deposit with the Title Company of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (the “Deposit”) within two (2) business days of the Due Diligence Commencement Date.

2.2.2    The Deposit will be placed with and held in escrow by Old Republic Title Insurance Company, 777 Post Oak Boulevard, Suite 125, Houston, Texas 77056, Attention: Paige A. Dunlap (the “Title Company”), in immediately available funds in an interest-bearing account at a mutually acceptable banking institution. Any interest earned by the Deposit shall be considered as part of the Deposit. Except as otherwise provided in this Agreement, the Deposit will be applied to the Purchase Price at Closing.

2.2.3    Upon the execution of this Agreement, Purchaser shall deliver ONE HUNDRED AND NO/100 DOLLARS ($100.00) (the “Independent Contract Consideration”), reflecting the bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration shall be non-refundable when paid and Seller shall retain the Independent Contract Consideration notwithstanding any other provision of this Agreement to the contrary.

2.2.4    At Closing, Purchaser shall pay Seller the balance of the Purchase Price, subject to adjustment for the prorations as provided herein, to the Title Company for disbursement to Seller via wire transfer in immediately available funds.

2.3      Closing.    Payment of the Purchase Price, delivery of the Special Warranty Deed and the other closing deliveries required to be made pursuant to Section 9 hereof and the consummation of the purchase and sale transaction contemplated hereunder (the “Closing”) will take place pursuant to an escrow closing on or before the date which is the earlier of (a) twenty five (25) days after the Approval Date or (b) September 29, 2011 (the “Closing Date”). The Closing will take place at the offices of the Title Company or at such other time and place as may be agreed upon in writing by Seller and Purchaser. Closing shall occur through an escrow with the Title Company. Funds shall be deposited into and held by the Title Company in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Title Company to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

2.4      Seller Termination Option.    Seller is currently in negotiations with VETCO GRAY, INC., a Delaware corporation, a tenant at the Property, in connection with a contemplated expansion of such tenant’s existing lease (the “GE Lease”). In the event that the parties agree on the terms of an expansion of the GE Lease (the “GE Lease Amendment”), Seller shall deliver to Purchaser a copy of the fully-negotiated GE Lease Amendment and Purchaser shall have three (3) business days after receipt to review the GE Lease Amendment and provide Seller with it’s written approval of same. If Purchaser does not respond within such three business (3) day period, Purchaser shall be deemed to have approved the GE Lease Amendment. The date which Purchaser gives such approval, or is deemed to have given such approval, shall be the “Due Diligence Commencement Date”. In the event that Purchaser disapproves the GE Lease Amendment within said three (3) business day period, this Agreement shall terminate. Notwithstanding anything stated herein to the contrary, if negotiations with VETCO GRAY, INC. regarding the GE Lease Amendment are terminated by either Seller or VETCO GRAY, INC. for a period in excess of 15 days, then Seller may, in its sole and absolute discretion, terminate this Agreement. Upon a termination in the event that either Purchaser disapproves the GE Lease Amendment or Seller terminates due to inability to finalize the GE Lease Amendment, neither party shall have any further obligations except for the Surviving Obligations (as defined below), and Purchaser shall return any Due Diligence Materials (as defined below) within 72 hours of such termination. In the event that the Due Diligence Commencement Date has not occurred on or before August 31, 2011, or if the approved GE Lease Amendment has not been fully executed by September 15, 2011, this Agreement shall automatically terminate and Purchaser shall receive a full return of the Deposit.

3.	INSPECTIONS AND APPROVALS.

3.1      Inspections.

3.1.1    Intentionally Deleted.

3.1.2    Commencing on the Due Diligence Commencement Date through the Closing Date or the earlier termination of this Agreement, Seller agrees to allow Purchaser and Purchaser’s engineers, architects, employees, contractors, agents and representatives (“Purchaser’s Agents”) reasonable access, during normal business hours, to the Property and to the records, if any, maintained by and in the possession of Seller or for Seller by Seller’s property management company (any such access or inspection described by this Section hereinafter referred to as the “Inspections”). The Inspections shall be for the purposes of (i) reviewing Leases and Service Contracts and any other records relating to the Property, to the extent in Seller’s possession; (ii) reviewing records relating to the income and operating expenses, to the extent in Seller’s possession; (iii) inspecting the physical condition of the Property, conducting non-intrusive physical or environmental inspections of the Property and subject to Seller’s written consent, which consent may be granted or withheld in Seller’s reasonable discretion, conducting intrusive tests and inspections if deemed reasonably necessary by Purchaser based on Purchaser’s preliminary physical and environmental inspections of the Property, and (iv) conducting such other studies or inspections as Purchaser deems necessary or desirable. Prior to Seller’s execution of this Agreement, Seller has delivered to Purchaser and Purchaser acknowledges receipt of copies of the items described on Exhibit 3.1.2 hereof in Seller’s possession (collectively, the “Due Diligence Documents”).

3.1.3    Purchaser agrees that, prior to making any Inspections, Purchaser and all of Purchaser’s Agents entering onto the Property shall carry not less than One Million Dollars ($1,000,000) comprehensive general liability insurance insuring all activity and conduct of Purchaser and such representatives while exercising such right of access and naming Seller as an additional insured. Purchaser represents and warrants that it carries not less than One Million Dollars ($1,000,000) commercial general liability insurance with contractual liability endorsement which insures Purchaser’s indemnity obligations hereunder, and will provide Seller with written evidence of same prior to entry on the Property.

3.1.4    Purchaser agrees that in performing any Inspections, Purchaser will use and will cause Purchaser’s Agents to use commercially reasonable efforts not to unreasonably interfere with the activities of tenants or other persons occupying or providing service at the Property. Purchaser shall, at least twenty-four (24) hours prior to the inspection, give Seller notice of its intention to conduct any Inspections, and Seller shall have the right to supervise Purchaser and accompany Purchaser during such Inspections.

3.1.5    Unless Seller specifically and expressly otherwise agrees in writing, Purchaser agrees that: (a) the results of all inspections, analyses, studies and similar reports relating to the Property prepared by or for Purchaser utilizing any information acquired in whole or in part through the exercise of an Inspection; and (b) all information (the “Proprietary Information”) regarding the Property of whatsoever nature made available to Purchaser by Seller or Seller’s agents or representatives is confidential and shall not be disclosed to any other person except those employees, agents, advisors, attorneys, consultants assisting Purchaser with the transaction, or Purchaser’s lender, if any. Purchaser agrees not to use or allow to be used any such information for any purpose other than to determine whether to proceed with the contemplated purchase, or if same is consummated, in connection with the operation of the

Property post-Closing, including, but not limited to the management, obtaining financing, or the Sale of the Property. Further, if the purchase and sale contemplated hereby fails to close for any reason whatsoever, Purchaser agrees to return to Seller, or cause to be returned to Seller, all Proprietary Information. Notwithstanding any other term of this Agreement, the provisions of this Section 3.1.5 shall survive Closing or the termination of this Agreement. Notwithstanding the foregoing, (AA) Purchaser shall be permitted to disclose the Proprietary Information and any information obtained pursuant to clause (a) of this Section 3.1.5: (i) to any governmental authority, if required by any law, rule, or regulation, or any subpoena, interrogatory, civil investigation, demand, or similar process applicable to us, or (ii) pursuant to the order of any court of competent jurisdiction requiring such disclosure; (BB) the Proprietary Information and any information obtained pursuant to clause (a) of this Section 3.1.5 shall not be deemed to include any information that is a matter of public record, information that can readily be obtained in the marketplace, is generally known to industry experts or is disclosed by Seller and is not subject to a confidentiality agreement. This provision shall survive the expiration of earlier termination of this Agreement.

3.1.6    Purchaser shall, at its sole cost and expense, promptly restore any physical damage or alteration of the physical condition of the Property which results from any Inspections conducted by or on behalf of Purchaser. All Inspections shall be conducted at Purchaser’s sole cost and expense and in strict accordance with all requirements of applicable law.

3.1.7    Except as specifically set forth in this Agreement, Seller makes no representations or warranties as to the accuracy or methodology of preparation concerning any engineering or environmental reports or any other materials, data or other information supplied to Purchaser in connection with Purchaser’s inspection of the Property including all Due Diligence Materials. It is the parties’ express understanding and agreement that any materials which Purchaser is allowed to review are provided only for Purchaser’s convenience in making its own examination and determination prior to the Approval Date as to whether it wishes to purchase the Property, and, in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Purchaser expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information.

3.1.8    PURCHASER AGREES (WHICH AGREEMENT SHALL SURVIVE CLOSING OR TERMINATION OF THIS AGREEMENT) TO INDEMNIFY, DEFEND (WITH COUNSEL REASONABLY SATISFACTORY TO SELLER), AND HOLD SELLER, ITS AGENTS AND EMPLOYEES FREE AND HARMLESS FROM ANY LIABILITY, LOSS, INJURY, DAMAGE, CLAIM, LIEN, COST OR EXPENSE, INCLUDING ATTORNEYS’ FEES AND COSTS, THAT SELLER MAY SUSTAIN OR INCUR BY REASON OF OR IN CONNECTION WITH ANY INSPECTION OF THE PROPERTY BY PURCHASER OR PURCHASER’S AGENTS, OR OTHERWISE FROM THE EXERCISE BY PURCHASER OR PURCHASER’S AGENTS OF THE RIGHT OF ACCESS UNDER THIS SECTION 3.1 EXCEPT ANY SUCH LOSS, INJURY, DAMAGE, CLAIM, LIEN, COST OR EXPENSE ARISING OUT OF THE GROSS NEGLIGENCE OR INTENTIONAL ACTS OF SELLER, ITS AGENTS AND EMPLOYEES OR FROM THE MERE DISCOVERY OF PRE-EXISTING CONDITIONS AT THE PROPERTY (COLLECTIVELY, “PURCHASER’S INDEMNITY OBLIGATIONS”). THIS SECTION 3.1.8 SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT.

3.1.9    Purchaser shall keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Purchaser or Purchaser’s Agents with respect to any inspection or testing of the Property. If any such lien at any time shall be filed, Purchaser shall cause the same to be discharged of record within ten (10) days thereafter by satisfying the same or, if Purchaser, in its discretion and in good faith determines that such lien should be contested, by recording a bond.

3.1.10  Seller agrees to use its reasonable efforts to submit or cause its property manager to submit to each tenant under a Lease (each a “Tenant” and collectively the “Tenants”) a request for such Tenant to execute and deliver a tenant estoppel certificate to Purchaser with respect to its Lease. Any estoppel certificates will be on the form required by such Tenant’s Lease, except that Seller will use commercially reasonable efforts to obtain an estoppel from each Tenant on a form acceptable to Purchaser’s lender. If the lender does not require a specific form and no estoppel form is attached to such Tenant’s Lease, then Seller shall present the form attached hereto as Exhibit 3.1.10. Except as provided below, it shall be a condition precedent to Purchaser’s Closing obligations that Purchaser receive a tenant estoppel certificate from every Tenant (the “Required Tenant Estoppels”) in a form described in this Section 3.1.10. If Purchaser does not receive the Required Tenant Estoppels on or before the Closing Date, Purchaser may extend the Closing Date up to fourteen (14) days to allow Seller to obtain the Required Tenant Estoppels. If Purchaser does not receive the Required Tenant Estoppels on or before the expiration of such fourteen (14) day period, if applicable, Purchaser may either (i) terminate this Agreement in writing delivered to Seller on or before the Closing Date, in which event the Deposit shall be returned to Purchaser and neither party shall have any further obligations hereunder other than those which expressly survive the Closing or earlier termination of this Agreement, (ii) extend the Closing Date for a final period not to exceed fourteen (14) days to allow for satisfaction of this condition, or (iii) waive the foregoing condition precedent and proceed to Closing. If an estoppel discloses a tenant or landlord default, or information that is materially different than as set forth the Due Diligence Materials or Leases, such estoppel shall not constitute a Required Tenant Estoppel and will not satisfy this paragraph. Seller’s inability to obtain the Required Tenant Estoppels shall constitute a failure of a Closing condition, waivable only by Purchaser, but not a Seller default hereunder.

3.1.11  Seller agrees to submit or cause its property manager to submit to each Tenant a request for such Tenant to execute and deliver a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”). All SNDAs will be on the form required by such Tenant’s Lease. In the event there is no SNDA form attached to such Tenant’s Lease, Purchaser agrees to utilize commercially reasonable efforts to achieve a mutually acceptable form between each Tenant and Purchaser’s lender. If Purchaser does not receive the fully executed SNDA’s on or before the Closing Date, Seller may extend the Closing Date up to fourteen (14) days to allow Seller to obtain the SNDA’s. If Purchaser does not receive the SNDA’s on or before the expiration of such fourteen (14) day period, if applicable, Purchaser may either (i) terminate this Agreement in writing delivered to Seller on or before the Closing Date, in which event the Deposit shall be returned to Purchaser and neither party shall have any further obligations hereunder other than those which expressly survive the Closing or earlier termination of this Agreement, (ii) extend the Closing Date for a final period not to exceed fourteen (14) days to allow for satisfaction of this condition, or (iii) waive the foregoing condition precedent and proceed to Closing. Seller’s inability to obtain the SNDA’s shall constitute a failure of a Closing condition, waivable only by Purchaser, but not a Seller default hereunder.

3.2      Title and Survey.    No later than five (5) days following the Due Diligence Commencement Date, Seller shall provide to Purchaser a commitment for title insurance on the

Land and any appurtenant easement areas, together with copies of all items shown as exceptions to title therein, issued by the Title Company (the “Title Commitment”). Prior to the execution of this Agreement, Seller shall have delivered the most recent survey obtained by Seller with respect to the Land (the “Current Survey”). Within ten (10) days following Seller’s receipt of the Title Commitment, Seller shall deliver to Purchaser an update to the Survey made in accordance with the 2011 “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” and include Items 1-4, 6-16 and 20(a) of Table A thereof and pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the last revision date of the survey) of an “Urban” survey and in compliance with the minimum technical standards for land surveys in the state in which the subject property is located, certified to Purchaser, referring to the Title Commitment and the matters listed therein, and certified to a current date (the “Updated Survey” and together with the Current Survey, the “Survey”).

Purchaser shall have ten (10) business days after receipt of the last of the Title Commitment, the Survey and the Updated Survey (the “Title Documents”) to provide written notice to Seller of any matters shown by the Title Documents which are not satisfactory to Purchaser (“Title Objections”), which notice (the “Title Notice”) must specify the reason such matter(s) are not satisfactory and the curative steps necessary to remove the objections stated in the Title Notice. Purchaser’s failure to deliver the Title Notice to Seller within the time period specified above shall be a conclusive presumption that Purchaser has approved the Title Documents, and this Agreement shall remain in full force and effect. Within five (5) business days after receiving the Title Notice, Seller shall deliver to Purchaser written notice (“Seller’s Title Notice”) of those Title Objections which Seller covenants and agrees to either eliminate or cure by the Closing Date. Seller shall not be obligated to eliminate or cure any Title Objections. Seller’s failure to deliver Seller’s Title Notice to Purchaser within the time period specified above or Seller’s failure to expressly agree in Seller’s Title Notice to eliminate or cure any Title Objection shall be deemed to constitute Seller’s election to not eliminate or cure any such Title Objection. If Seller elects (or is deemed to have elected) to not eliminate or cure any one or more Title Objection, Purchaser shall by written notice delivered to Seller within five (5) business days of Seller’s Title Notice or within five (5) business days after the expiration of the time period during which Seller is entitled to deliver Seller’s Title Notice, whichever occurs first, either (i) waive its prior notice as to the Title Objections which Seller has elected not to eliminate or cure or (ii) terminate this Agreement (other than obligations under this Agreement which by their terms expressly survive the Closing or termination of this Agreement, herein called the “Surviving Obligations”) and to receive a refund of the Deposit. Purchaser’s failure to deliver any written notice within such five (5) business day period shall be a conclusive presumption that Purchaser has elected to waive any Title Objections and has approved the Title Documents (such Title Objections and Title Documents therefore becoming Permitted Encumbrances under Section 3.4 below) and this Agreement shall remain in full force and effect.

Notwithstanding the foregoing, and without the requirement that any Title Notice be given by Purchaser, Seller hereby agrees as follows: (i) On the Closing Date, to deliver to the Title Company all appropriate substantiation of the existence, good standing, power and authority of Seller; (ii) on the Closing Date, to deliver to the Title Company all appropriate substantiation (including commercially standard seller affidavits) sufficient in order to delete exceptions based upon rights or claims of parties in possession, other than tenants and occupants under Leases in effect as of the Closing Date, exceptions for mechanics liens, exceptions for any gap between the effective date of the any title commitment issued to Purchaser and the Closing Date; (iii) on the Closing Date, (x) to pay and satisfy in full and release of record any and all mortgage or deed of trust liens granted by Seller and all delinquent real estate taxes, together with any and all interest and penalties thereon, and (y) to pay and satisfy in full, or otherwise cause to be affirmatively insured (either by obtaining a full release of record of, or bonding over, indemnifying or escrowing with the Title Company), mechanics’ and materialmen’s liens and/or notices of liens filed against the Property or any portion of the Property and arising out of work performed or materials supplied for or on behalf of Seller, and other monetary judgments and/or actions at law against Seller and constituting a lien against the Property or any portion of the Property (collectively, the “Unpermitted Exceptions”).

3.3      Contracts.    On or before the Approval Date, Purchaser shall notify Seller in writing if Purchaser elects not to assume at Closing any of the service, maintenance, supply or other contracts relating to the operation of the Property which are identified on Exhibit 3.3 attached hereto. If Purchaser does not exercise its right to terminate this Agreement on or before the Approval Date, Seller shall give notice of termination of such disapproved contract(s) and Seller shall terminate such contracts within 30 days after the Closing Date.

3.4      Permitted Encumbrances.    Unless Purchaser terminates this Agreement (a) pursuant to Sections 3.2 or 3.5 hereof, the state of title thereto and all other matters relating to the Property, including its feasibility for Purchaser’s intended use and its suitability as an investment, or (b) pursuant to any other express right of termination in favor of Purchaser under this Agreement, Purchaser shall be deemed to have approved and to have agreed to purchase the Property subject to the following:

3.4.1    All matters shown on the Title Documents with respect to which Purchaser fails to give a timely Title Notice, or with respect to which a timely Title Notice is given but Seller elects not to cure as provided above;

3.4.2    All contracts and leases which Purchaser has approved or is deemed to have approved pursuant to Sections 3.3, 4.3 and 4.4 hereof;

3.4.3    The lien of non-delinquent real and personal property taxes and assessments; and

3.4.4    Rights of parties in possession pursuant to the Leases.

All of the foregoing are referred to herein collectively as “Permitted Encumbrances.”

3.5      Purchaser’s Right to Terminate.    If, as a result of its various investigations, Purchaser determines in its sole and absolute discretion, that the Property is not a suitable investment for its purposes for any reason or no reason, Purchaser shall have the right by giving Seller written notice (the “Termination Notice”) on or before the date which is thirty five (35) days after the Due Diligence Commencement Date (the “Approval Date”) to terminate this Agreement. If the Termination Notice is timely given, Seller shall direct the Title Company to promptly return the Deposit to Purchaser and neither party shall have any further liability hereunder except for the Surviving Obligations. If the Termination Notice is not given within such time period, Purchaser shall have no further right to terminate this Agreement except for any other express rights of termination in favor of Purchaser hereunder. Purchaser shall have the right to deliver the Termination Notice for any reason or for no reason, in Purchaser’s sole and absolute discretion. Seller shall execute at Closing an affidavit in such form as the Title Company shall reasonably require for the issuance of the Title Policy or “marked-up” Title Commitment, including, but not limited to extended coverage, removal of the standard exceptions and gap indemnity.

3.6      Delivery of Title Policy at Closing.    As a condition to Purchaser’s obligation to close, the Title Company shall commit to deliver to Purchaser an Owner’s Policy of Title Insurance in the form approved by Purchaser (the “Title Policy”) issued by the Title Company as of the date and time of the recording of the Deed, in the amount of the Purchase Price, insuring Purchaser as owner of indefeasible fee simple title to the Land, and subject only to the Permitted Encumbrances. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly-executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment promptly after the Closing Date.

4.	SELLER’S COVENANTS FOR PERIOD PRIOR TO CLOSING.

Until Closing (or the earlier termination of this Agreement), Seller or Seller’s agent:

4.1      Insurance.    Shall keep the Property insured under its current policies against fire and other hazards covered by extended coverage endorsement and commercial general liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property.

4.2      Operation.    Shall keep and perform or cause to be performed all of the obligations of Seller as lessor under the Leases and under the Service Contracts; operate and maintain the Property in accordance with Seller’s past practices with respect to the Property, normal wear and tear excepted, including, but not limited to, maintaining the Improvements in accordance with the Leases and performing regulatory scheduled maintenance of the Property; and perform all obligations required to be performed by Seller under all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, rules, regulations, permits, licenses, authorizations and requirements of all governments and governmental authorities having jurisdiction over the Property, including, without limitation, all building and life safety codes and all Environmental Laws (collectively, the “Legal Requirements”).

4.3      New Contracts.    May enter into only those third-party contracts which are necessary to carry out its obligations under Section 4.2 and which, if reasonably possible, shall be cancelable on thirty (30) days written notice at no cost to Purchaser. If Seller enters into any such contract, it shall promptly provide written notice thereof to Purchaser and unless Purchaser, within ten (10) business days thereafter, notifies Seller in writing of its intention to not assume such contract, it shall be treated as a contract approved by Purchaser under Section 3.3 hereof.

4.4      New Leases.    May enter into, terminate, amend, waive any rights under, or extend the terms of any Leases (collectively, “Lease Modifications”), which Lease Modifications Seller shall promptly provide to Purchaser. In the event Purchaser does not approve of such Lease Modification, Purchaser may, as its sole and exclusive remedy, terminate this Agreement in writing delivered to Seller on or before date which is three (3) business days after its receipt of the executed Lease Modification, in which event the Deposit shall be returned to Purchaser and neither party shall have any further obligations hereunder other than those which expressly survive the Closing or earlier termination of this Agreement. The Approval and Closing Dates shall be extended as necessary to account for this three (3) day period.

4.5      Listing and Other Offers.    Will not list the Property with any Broker or otherwise solicit or make or accept any offers to sell the Property or enter into any contracts or agreements regarding any disposition of all or any portion of the Property or any interest therein.

4.6      Change in Status.    In the event that, between the Effective Date and the Closing Date, Seller becomes aware that any of the representations and warranties set forth in this Agreement, including without limitation Section 5.1, are no longer true and correct, Seller shall promptly notify Purchaser in writing, in which case Purchaser shall be entitled to the rights and remedies set forth in Section 5.1.12 hereof.

5.	REPRESENTATIONS AND WARRANTIES.

5.1      By Seller.    Seller represents and warrants to Purchaser as follows:

5.1.1    Seller is a limited partnership duly organized and validly existing under the laws of the State of Texas, has full power and authority to execute and deliver this Agreement and to perform the obligations of Seller hereunder, and the person executing this Agreement on behalf of Seller has been authorized to execute this Agreement on behalf of Seller. The execution and delivery by Seller of, and the performance and compliance by Seller with, the terms and provisions of this Agreement do not violate any term, condition or provision of (i) Seller’s organizational or governing documents, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Seller is subject, or (iii) any agreement, contract or covenant to which Seller is a party or is bound, or to which the Property is subject. No consent, waiver or approval by any third party, which heretofore has not been obtained, is required in connection with the execution and delivery of this Agreement by Seller or the performance of the obligations to be performed under this Agreement by Seller.

5.1.2    The performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of any lien or encumbrance upon the Property under, any agreement to which Seller is a party.

5.1.3    As of the Effective Date, there is no judicial, administrative or other adversarial suit, action or proceeding pending or, to the knowledge of Seller, threatened, which in any instance would bind the Property or the Purchaser, or adversely affect Seller’s ability to convey the Property to Purchaser as required by this Agreement.

5.1.4    To Seller’s actual knowledge, Seller has not received any written notice of violation of any governmental requirements (including Environmental Laws as hereinafter defined) on the Property, which has not been remedied; except for paints, commercial cleaning agents and other substances ordinarily used in the repair, maintenance or operation of the Property, and, to Seller’s actual knowledge, (i) Seller has not used the Property and, to the knowledge of Seller, the Property has not been used for, the storage, manufacture, treatment or disposal of “Hazardous Substances,” (ii) no Hazardous Substances requiring remediation or removal are located on, in or under the Property, and (iii) no action under any “Environmental Laws” has been taken against Seller. As used herein, “Hazardous Substances” means all materials subject to regulation under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§6901 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq., the Toxic Substance Control Act, 15 U.S.C. §§2601 et seq., or any other applicable federal, state or local law or regulation now in force or hereafter enacted relating to materials having adverse effects on human health or the environment, and includes, but is not limited to, asbestos, polychlorinated biphenyls (PCBs), petroleum products and lead-based paints. All such laws relating to hazardous waste disposal and toxic substances are collectively referred to herein as “Environmental Laws.”

5.1.5    To Seller’s actual knowledge, as of the Effective Date, there are no pending or contemplated condemnation or eminent domain proceedings (or process or purchase in lieu thereof) affecting the Property or any part thereof.

5.1.6    To Seller’s actual knowledge, the Land and Improvements being conveyed hereunder comply with all applicable zoning and subdivision requirements. To Seller’s actual knowledge, Seller has not received, with respect to the Property, written notice from any governmental authority regarding any change to the zoning classification or proceedings to widen or realign any street or highway adjacent to the Property.

5.1.7    The list of Service Contracts to be delivered to Purchaser pursuant to this Agreement will be true, correct and complete as of the date of delivery. All Service Contracts are in full force and effect and no party is in default thereunder and Seller shall not modify or amend, or terminate any Service Contract other than for cause, or enter into any other agreement for comparable services for the benefit of the Property without in each instance first obtaining the prior written consent of Purchaser, which consent shall be granted if such agreement may be terminated upon thirty (30) days prior notice by owner and without the imposition of a termination fee or penalty, and otherwise shall not be unreasonably withheld, conditioned or delayed.

5.1.8    Seller is not a “foreign person” within the meaning of Sections 1445 and 7701 the Internal Revenue Code of 1986, as amended (hereinafter, the “Code”).

5.1.9    Except for those tenants in possession of the Property under written leases for space in the Property, as shown in the schedule of Leases attached hereto as Exhibit 1.1.4, there are no parties in possession of, or claiming any possession to, any portion of the Land and Improvements. Attached to this Agreement as Exhibit 1.1.4 is a true and complete list of all Leases in effect as of the date hereof with respect to the Property, together with the most recent rent roll for the Property, showing, inter alia, a full, complete and accurate list of tenants, current Rents, security deposits, prepaid Rents and Rent delinquencies, and unpaid leasing commissions. The rent roll is true, accurate and complete in all material respects. Except as set forth on Exhibit 1.1.4 to this Agreement, as of the date hereof, (i) Seller is the owner of the lessor’s interest in all such Leases, (ii) Except as provided in the Leases, Seller has not modified any Lease or consented to any assignment or sublease of any Lease and, to the actual knowledge of Seller, no Lease has been modified, assigned or sublet in any respect, (iii) Seller has performed all material obligations on the part of the landlord to be performed under each such Lease which are required up to the Closing Date, (iv) Except with respect to the GE Lease, Seller heretofore has completed all tenant improvements required under such Leases to be constructed by Seller up to the Closing Date, (v) Except as provided in the Leases, no tenant has any option to purchase the Property, to lease additional space in the Property, to extend the term of such tenant’s Lease, to put back to the landlord any space currently subject to such tenant’s Lease, or to terminate such tenant’s Lease and Exhibit 1.1.4 correctly sets forth the status of any option, right of first refusal or right of first offer to purchase the Property, to lease additional space in the Property or to extend the term of such tenant’s lease, (vi) no notice of default has been given or received by Seller with respect to any Lease within the preceding ninety (90) days, and no tenant otherwise is in monetary default or, to the knowledge of Seller, is in nonmonetary default under its Lease, and (vii) no tenant has paid rent for more than one month in advance.

5.1.10  To Seller’s actual knowledge, no assessments have been made against any portion of the Property which are unpaid, whether or not they have become liens.

5.1.11  Seller represents that neither Seller nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Seller) is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf) (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO3224, (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) – (v) above are herein referred to as a “Prohibited Person”). Seller covenants and agrees that neither Seller nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Seller) shall (aa) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (bb) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.

5.1.12  The obligation of Purchaser to close the transaction contemplated in this Agreement is expressly conditioned upon the fact that the representations and warranties of Seller contained in this Section 5.1 are currently true and correct and shall be true and correct as of the Closing Date unless waived in writing by Purchaser. All such representations and warranties shall be deemed to be remade on the Closing Date. Notwithstanding anything to the contrary in this Agreement, if, on or prior to the Closing Date (i) Seller notifies Purchaser that any of Seller’s representations and warranties were not true in all material respects when made or is not or will not be true in all respects with the same effect on and as of the Closing Date, or (ii) Purchaser discovers any material error, misstatement or omission in any such representation or warranty (individually and collectively, a “False Seller Representation”), Purchaser (x) may elect to terminate this Agreement by notice to Seller, in which case the Deposit shall be returned to Purchaser, thereupon this Agreement will become null and void and of no further force or effect and neither Party shall have any further liability or obligation to the other except for the Surviving Obligations, or (y) waive all rights regarding such False Seller Representation and proceed to close the transaction.

5.1.13  Except as set forth on Exhibit 6.9, there are no leasing commissions due in connection with the Leases.

Purchaser expressly understands and agrees that the phrase “to Seller’s actual knowledge” as used in this Section 5.1 means the actual knowledge only and not any implied,

imputed or constructive knowledge of Peter Dienna (who is the person most qualified and experienced to make such representations), without any independent investigation having been made.

5.2      By Purchaser.    Purchaser represents and warrants to Seller as follows:

5.2.1    Purchaser is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its organizational documents.

5.2.2    No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser.

5.2.3    Unless otherwise disclosed to Seller in writing, neither Purchaser nor any affiliate of or principal in Purchaser is other than a citizen of, or partnership, corporation or other form of legal person domesticated in, the United States of America.

5.2.4    Purchaser represents that neither Purchaser nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Purchaser) is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of EO13224, (ii) whose name appears on the United States Treasury Department’s OFAC most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf) (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO3224, (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or (v) who is otherwise affiliated with any Prohibited Person. Purchaser covenants and agrees that neither Purchaser nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Purchaser) shall (aa) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (bb) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.

5.2.5    None of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment is prohibited by law or is in violation of law.

5.3      Mutual.    Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with the Agreement or the sale of the Property, except for

Holiday Fenoglio Fowler, who will be paid by Seller at Closing pursuant to separate agreement. Seller and Purchaser agree that each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property. The terms and provisions of this paragraph shall survive Closing hereunder.

6.	COSTS AND PRORATIONS.

6.1      Purchaser’s Costs.    Purchaser shall pay the following costs of closing this transaction:

6.1.1    The fees and disbursements of its counsel, inspecting architect and engineer and any other consultants engaged by Purchaser, if any;

6.1.2    One half (1/2) of any escrow fees;

6.1.3    any premium charges for extended coverage or special endorsements to the title policy;

6.1.4    Any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or closing this transaction.

6.2      Seller’s Costs.    Seller shall pay the following costs of closing this transaction:

6.2.1    The fees and disbursements of Seller’s counsel;

6.2.2    Any and all recording fees;

6.2.3    Any and all real estate transfer, stamp or documentary tax(es); and

6.2.4    The cost of the Survey;

6.2.5    The cost of the base premium for the owner’s title insurance policy in the amount of the Purchase Price;

6.2.6    One half (1/2) of any escrow fees; and

6.2.7    Any commission paid to the Broker.

6.3      Prorations - Generally.    Subject to the remaining provisions of this Section 6, the following shall be apportioned between Seller and Purchaser as of 11:59 p.m. on the day prior to the Closing Date, and thereafter shall be paid or received, as the case may be, by Purchaser: Rents, reimbursement of real estate taxes and operating expenses, other tenant charges under Leases (collectively, “Rents”); real property taxes and assessments, including any special assessments, property owner’s association fees and assessments, bond payments and business improvement or special taxing area assessments, if any (collectively, “Taxes”), on the basis of the tax year in which closing occurs; water charges and sewer rents and charges and other utility charges (collectively, “Utilities”) for the month or period in which Closing occurs; payments for the month in which Closing occurs under Service Contracts assigned to

Purchaser; and all other items of expense and income in connection with the operation of the Property. In the event Purchaser elects to acquire the Property as part of a transaction qualifying as a like-kind exchange under Internal Revenue Code Section 1031 and the regulations promulgated thereunder, any of the following adjustments or prorations that would otherwise be taken as a credit against the Purchase Price may, at the option of Purchaser, be paid by Seller to Purchaser on the day immediately following the Closing Date, in cash or other immediately available payable funds (and shall not be credited against the Purchase Price).

6.4      Rents.    Any Rent received by Seller from and after the Closing Date for any period(s) after the Closing Date promptly shall be remitted to Purchaser. The first rents collected after Closing from each tenant shall be successively applied to the payment of: (i) rents due and payable in the month payment is made; (ii) rents due and payable in the month in which Closing occurs (iii) rents due and payable in months succeeding the month in which Closing occurs, up to and including the month in which payment is made; and (iv) rents due and payable in months preceding the month in which Closing occurred other than applied above, if any. Purchaser shall collect and remit to Seller its prorated share of any delinquent rents paid to Purchaser after Closing, but Purchaser does not guaranty any such collections. With respect to any unpaid or delinquent Rents existing as of the Closing Date, Purchaser shall remit the same to the Seller as and when received, on a tenant-by-tenant basis, and Purchaser shall use commercially reasonable efforts to collect all such delinquent rents for the benefit of Seller, provided, that Purchaser shall not be obligated to terminate a Lease, declare a default under a Lease or bring suit against a tenant therefor, and, provided, further, that Seller shall be deemed to waive any right to bring suit against a tenant for any delinquent Rents; including without limitation the right to declare a default under a Lease, terminate any Lease or forcibly evict any tenant or place a lien against the Property.

6.5      Taxes.    General real estate taxes and special assessments relating to the Property payable during the year in which Closing occurs shall be prorated as of the Closing Date. If Closing shall occur before the actual taxes and special assessments payable during such year are known, the apportionment of taxes shall be upon the basis of taxes for the Property payable during the immediately preceding year, provided that, if the taxes and special assessments payable during the year in which Closing occurs are thereafter determined to be more or less than the taxes payable during the preceding year (after any appeal of the assessed valuation thereof is concluded), Seller and Purchaser promptly (but no later than March 31, 2012, except in the case of an ongoing tax protest) shall adjust the proration of such taxes and special assessments, and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment and this covenant shall not merge with the deed delivered hereunder but shall survive the Closing. All refunds or tax savings relating to real estate taxes shall inure to the benefit of Seller, except to the extent that such amounts are owing in whole or part to Tenants, if such refunds or tax savings relate to any period for which Seller owned the Property. Purchaser shall remit to Seller any such refund or tax savings relating to such period promptly following Purchaser’s receipt thereof. Any real estate taxes relating to the year of Closing arising out of a change in the use of the Property on or after Closing or a change in ownership on or after Closing shall be assumed by Purchaser effective as of Closing and paid by Purchaser when due and payable.

6.6      Utilities.    Apportionment of Utilities in each case shall be made based on meter readings conducted no earlier than two (2) calendar days prior to the Closing Date, or, if readings are unavailable, on estimates based upon actual bills issued for the immediately prior billing period or otherwise as the parties mutually may agree, in which latter event final adjustments shall be made after actual charges are determined but in no event later than sixty

(60) days following the Closing Date and a reasonable escrow therefor, at the option of Seller or Purchaser, shall be established with the Title Company on the Closing Date. In the alternative, Seller may coordinate with Purchaser and any applicable Utilities to have service switched from the account of Seller to the account of Purchaser on the Closing Date, in which event Utility charges shall not be prorated. Any Utilities billed directly to and payable directly by a tenant under a Lease shall not be apportioned hereunder. Purchaser shall take all reasonable steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing.

6.7      Tenant Security Deposits.    The aggregate amount of all cash security deposits, if any, held by Seller under the Leases shall be either (i) paid to Purchaser outside of Closing on the day immediately following the Closing Date, or (ii) taken as a credit against the Purchase Price, and the Purchaser shall assume the obligation for such security deposits pursuant to the Assignment and Assumption provided for in Section 9.2.3 hereof, and (ii) any non-cash security deposits held by Seller under any Leases shall be delivered to Purchaser and Seller shall execute any assignments or other documentation required to transfer such non-cash security deposits.

6.8      Leasing Commissions.    The aggregate amount of unpaid leasing commissions, if any, due and payable to leasing or other agents for the then remaining term of each Lease, excluding all leasing commissions that are or are to become due in connection with the GE Lease Amendment (which are covered by Section 6.9 below), but not including any such commissions which may, in the future, be payable with respect to unexercised termination, expansion or extension options, shall be either (i) paid to Purchaser outside of Closing on the day immediately following the Closing Date, or (ii) taken as a credit against the Purchase Price.

6.9      Tenant Costs.    As used in this Agreement, the term the “Tenant Costs” means those categories of costs enumerated on Exhibit 6.9 attached hereto, which Exhibit includes an estimate of the total Tenant Costs as of the Effective Date. The total Tenant Costs shall be adjusted prior to Closing to reflect any actual changes in such Tenant Costs. The Tenant Costs shown on Exhibit 6.9 include, as applicable, any abatements still owing to Tenants, all leasing commissions in connection with the GE Lease Amendment, costs of all tenant construction obligations of the landlord under all Leases whether such obligations are structured as the obligation of the landlord to deliver improved space or to provide a tenant improvement allowance, which Exhibit 6.9 may be updated prior to Closing to reflect any actual changes to the Tenant Costs. With respect to Tenant Costs under Leases in effect as of Effective Date which are monetary obligations on the Closing Date, including without limitation all Tenant Costs associated with the GE Lease Amendment, the Purchaser may, at the option of Purchaser (A) elect to receive a credit against the Purchase Price or (B) elect to have Seller pay to Purchaser on the day following the Closing Date the aggregate unpaid amount thereof by wire transfer of immediately available funds. At Closing, Seller shall assign to Purchaser and Purchaser shall assume the outstanding obligations of Seller with respect to all such monetary obligations with respect to Tenant Costs under Leases, due and payable after the Closing Date. Thereafter, Purchaser shall pay all such monetary obligations with respect to Tenant Costs under Leases from and after the Closing Date as and when the same shall become due and payable; and

6.10    In General.    Any other costs or charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in Houston, Texas. Notwithstanding anything to the contrary contained herein, Purchaser shall have the option in Purchaser’s sole and absolute discretion, to take a credit against the

Purchase Price for any or all of the adjustments required herein rather than accept payment on the day following Closing. Purchaser shall provide Seller with reasonable advance notice prior to Closing of any adjustments it desires to have credited against the Purchase Price.

6.11    Purpose and Intent.    Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth in this Section 6 and elsewhere in this Agreement is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income and credits therefrom accruing through midnight at the end of the day preceding the Closing Date and Purchaser shall bear all such expenses and receive all such income accruing thereafter.

6.12    Final Adjustment After Closing.    The Purchaser and Seller agree to make final adjustments for any item being prorated under this Section after reconciliations have been completed with all tenants on or before ninety (90) days after the calendar year in which Closing takes place. Payments in connection with the final adjustment shall be due and payable within thirty (30) days of written notice.

7.	DAMAGE, DESTRUCTION OR CONDEMNATION.

7.1    Material Event.    If, prior to Closing, the Property is damaged and the cost of repair exceeds $500,000.00 (as mutually determined by Purchaser and Seller and their consultants) or access to the Property is materially and adversely affected, or is destroyed or taken under power of eminent domain and the cost or repair exceeds $500,000 (as mutually determined by Purchaser and Seller and their consultants), or a casualty or taking occurs that could, with the passage of time, grant the Tenant a right to terminate under its Lease (a “Material Event”), Purchaser may elect to terminate this Agreement by giving written notice of its election to Seller within fifteen (15) days after receiving notice of such destruction or taking. If Purchaser does not give such written notice within such fifteen (15) day period, this transaction shall be consummated on the date and at the Purchase Price provided for in Section 2, and Seller will assign to Purchaser the physical damage proceeds of any insurance policy(ies) payable to Seller, or Seller’s portion of any condemnation award, in both cases, up to the amount of the Purchase Price, and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss.

7.2    Immaterial Event.    If, prior to Closing, the Property is subject to a casualty or a condemnation event that is not a Material Event, Purchaser shall close this transaction on the date and at the Purchase Price agreed upon in Section 2, and Seller will assign to Purchaser the physical damage proceeds of any insurance policies payable to Seller, or Seller’s rights to any portion of any condemnation award, in both cases, up to the amount of the Purchase Price and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss.

7.3    Termination and Return of Deposit.    If Purchaser elects to terminate this Agreement pursuant to this Section 7, Seller shall promptly direct the Title Company to return the Deposit to Purchaser, and neither party shall have any further liability hereunder except for the Surviving Obligations.

8.	NOTICES.

Any notice required or permitted to be given hereunder shall be deemed to be given when hand delivered or one (1) business day after pickup by Federal Express or similar overnight express service, or by facsimile (only as provided below) in either case addressed to the parties at their respective addresses referenced below:

If to Seller:	1400 Post Oak Boulevard, Suite 1100
Houston, Texas 77056
Attention: Peter W. Dienna
Phone: (713) 979-2574
Fax: (713) 686-7808

With a copy to:	Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2770
Attention: Aaron P. Roffwarg
Phone: (713) 221-1117
Fax: (713) 221-2184

If to Purchaser:	c/o Wells Real Estate Funds
6200 The Corners Parkway
Suite 250
Atlanta, GA 30092
Attention: Keith Willby, Senior Vice President
Phone: (770) 243-8446
Fax: (770) 200-8199

With a copy to:	McGuireWoods, LLP Promenade II
1230 Peachtree Street, Suite 2100
Atlanta, Georgia 30309
Attention: Stephen D. Peterson
Phone: (404) 443-5719
Fax: (404) 443-5764

or in each case to such other address as either party may from time to time designate by giving notice in writing to the other party. Except for facsimile notices between 9:00 a.m. and 5:00 p.m. Houston, Texas time on a business day that are followed up by an overnight courier delivery, telephone and facsimile numbers are for informational purposes only. Effective notice will be deemed given only as provided above.

9.	CLOSING AND ESCROW.

9.1      Escrow Instructions.    Upon execution of this Agreement, the parties shall deliver an executed counterpart of this Agreement to the Title Company to serve as the instructions to the Title Company as the escrow holder for consummation of the transaction contemplated herein. Seller and Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of the Agreement shall prevail.

9.2      Seller’s Deliveries.    Seller shall deliver either at the Closing or by making available at the Property, as appropriate, the following original documents, each executed and, if required, acknowledged:

9.2.1    A Special Warranty Deed to the Property, in the form attached hereto as Exhibit 9.2.1, subject, only to the Permitted Exceptions.

9.2.2    A Bill of Sale in the form attached hereto as Exhibit 9.2.2 conveying the Personal Property.

9.2.3    (i) The Leases and any new leases entered into pursuant to Section 4.4; (ii) a current listing of any tenant security deposits and prepaid rents held by Seller with respect to the Property; and (iii) an assignment of such leases, deposits, and prepaid rents by way of an Assignment and Assumption of Leases agreement in the form attached hereto as Exhibit 9.2.3.

9.2.4    (i) Copies of all contracts relating to the Property which Purchaser has elected to assume or which are not terminable by Seller on or before the Closing Date; and (ii) an assignment of such contracts to Purchaser by way of an Assignment and Assumption of Contracts agreement, in the form attached hereto as Exhibit 9.2.4.

9.2.5    All books and records at the Property held by or for the account of Seller, including, without limitation, plans and specifications, as available.

9.2.6    An affidavit pursuant to the Foreign Investment and Real Property Tax Act in the form attached hereto as Exhibit 9.2.6.

9.2.7    A letter notifying Tenant of the conveyance of the Property in the form attached hereto as Exhibit 9.2.7.

9.2.8    An affidavit and certificate as to parties in possession and debts and liens in a form reasonably required by the Title Company and acceptable to Seller and consistent with the title requirements set forth in Section 3.2 hereof.

9.2.9    An assignment without warranty of all Permits, Warranties and the name “Westway II Building”.

9.2.10  The notices set forth in Section 9.6 hereof.

9.2.11  A recertification of Seller’s representations set forth in Section 5.1 hereof.

9.3      Purchaser’s Deliveries.    At the Closing, Purchaser shall (i) pay Seller the Purchase Price; and (ii) execute the agreements referred to in Sections 9.2.3(iii), 9.2.4(ii), and 9.2.7.

9.4      Possession.    Purchaser shall be entitled to possession of the Property immediately after Closing.

9.5      Insurance.    Seller shall terminate its policies of insurance as of the time of transfer of title on the Closing Date, and Purchaser shall be responsible for obtaining its own insurance thereafter.

9.6      Notice Letters.    Seller shall provide to Purchaser copies of form letters to contractors and utility companies serving the Property, advising them of the sale of the Property to Purchaser and directing to Purchaser all bills for the services provided to the Property on and after the Closing Date. Seller shall be entitled to the return of any deposit(s) posted by it with any utility company.

9.7      Closing Documents.    All closing documents required to be furnished by Seller and Purchaser pursuant hereto shall be in form, execution and substance reasonably satisfactory to the Title Company, the parties and their respective counsel, provided, however, that the provisions of this Section 9.7 shall not be construed to permit any party to impose any obligations, costs or risks on the other party that are not otherwise provided for under this Agreement.

10.	DEFAULT; FAILURE OF CONDITION.

10.1    Purchaser Default.    IF PURCHASER SHALL BECOME IN BREACH OF OR DEFAULT UNDER THIS AGREEMENT AND THE BREACH OR DEFAULT CONTINUES BEYOND THE EXPIRATION OF THE CURE PERIOD, IF ANY, PROVIDED IN SECTION 10.3 HEREOF, THE DEPOSIT SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES, AND BOTH PARTIES SHALL BE RELIEVED OF AND RELEASED FROM ANY FURTHER LIABILITY HEREUNDER EXCEPT FOR THE SURVIVING OBLIGATIONS. SELLER AND PURCHASER AGREE THAT THE DEPOSIT IS A FAIR AND REASONABLE AMOUNT TO BE RETAINED BY SELLER AS AGREED AND LIQUIDATED DAMAGES IN LIGHT OF SELLER’S REMOVAL OF THE PROPERTY FROM THE MARKET AND THE COSTS INCURRED BY SELLER AND SHALL NOT CONSTITUTE A PENALTY OR A FORFEITURE.

10.2    Seller Default.    If Seller shall refuse or fail to convey the Property as herein provided for any reason other than (a) a default by Purchaser and the expiration of the cure period, if any, provided under Section 10.3 hereof, or (b) any other provision of this Agreement which permits Seller to terminate this Agreement or otherwise relieves Seller of the obligation to convey the Property, Purchaser shall elect, as its sole and exclusive remedy, either to (i) terminate the Agreement and recover the Deposit; or (ii) if Seller’s default results from its failure to transfer possession and title to the Property to Purchaser at Closing, enforce specific performance; and provided further, however, that if Purchaser elects to enforce specific performance hereunder, it must file suit in the appropriate court within ninety (90) days after the scheduled Closing Date (and Purchaser’s failure to do so will constitute a waiver of the remedy of specific performance hereunder). Purchaser specifically and knowingly waives any and all right (x) to file or record any lis pendens or any other lien or encumbrance against the Property; or (y) to any consequential, special or punitive damages.

10.3    Cure Period.    Neither Seller nor Purchaser will be deemed to be in default hereunder until and unless such party has been given written notice of its failure to comply with the terms hereof and thereafter does not cure such failure within three (3) business days after receipt of such notice. The Closing Date will be automatically extended, if necessary, to provide such three (3) business day cure period.

10.4    Failure of Condition.    If, prior to Closing, Seller discloses to Purchaser or Purchaser discovers that (i) title to the Property is subject to defects, limitations or encumbrances other than Permitted Encumbrances; (ii) any representation or warranty of Seller contained in this Agreement is or, as of the Closing Date, will be untrue, or (iii) there has been a material adverse change in the financial condition or rating of the tenant or guarantor under any

Lease, then Purchaser shall promptly give Seller written notice of its objection thereto. In such event, Seller may elect to postpone the Closing for thirty (30) days and attempt to cure such objection. If Purchaser fails to waive any such objection within ten (10) days after notice from Seller that Seller will not cure the objection, this Agreement will terminate automatically and Seller shall promptly direct the Title Company to return the Deposit to Purchaser, provided that Purchaser shall not be in default hereunder, and neither party shall have any liability to the other except for the Surviving Obligations.

11.	MISCELLANEOUS.

11.1    “AS IS TRANSACTION”.    EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE DEED TO BE CONVEYED AT CLOSING, THE PROPERTY IS BEING SOLD IN AN “AS IS” CONDITION AND “WITH ALL FAULTS” AS OF THE DATE OF THIS AGREEMENT AND AS OF THE CLOSING DATE. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE DEED TO BE CONVEYED AT CLOSING, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY SELLER OR BY ANY DIRECTOR, OFFICER, PERSON, FIRM, AGENT OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AS TO THE CONDITION OR REPAIR OF THE PROPERTY OR THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL THEREOF OR AS TO ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROPERTY OR THE CONDITION, REPAIR, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, (I) MATTERS OF TITLE (EXCEPT AS SET FORTH IN THE SPECIAL WARRANTY DEED TO BE DELIVERED BY SELLER AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, OR THE OPERATIONS OR ACTIVITIES FORMERLY CONDUCTED THEREON, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSURFACE CONDITIONS, (IV) DRAINAGE, (V) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VI) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (VII) USAGES OF ADJOINING PROPERTY, (VIII) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (IX) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS OR APPLICABLE LAWS OR REGULATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, PHYSICAL CONDITION, MANNER OF CONSTRUCTION, STATE OF REPAIR OR STAGE OF COMPLETION, OF THE IMPROVEMENTS SITUATED ON THE LAND, OR ANY PORTION THEREOF, (X) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XI) TAX CONSEQUENCES OR (XII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE. THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED IN THIS AGREEMENT, OTHER THAN AS EXPRESSLY SET FORTH HEREIN, THE EXHIBITS ATTACHED HERETO, AND ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT THE CLOSING, WHICH ALONE FULLY AND COMPLETELY EXPRESSES THEIR AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT HAS BEEN ENTERED INTO WITH THE PARTIES SATISFIED WITH THE OPPORTUNITY AFFORDED FOR INVESTIGATION, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION BY THE OTHER UNLESS SUCH STATEMENT OR

REPRESENTATION IS SPECIFICALLY EMBODIED IN THIS AGREEMENT OR THE EXHIBITS ATTACHED HERETO, OR ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT THE CLOSING. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO WHETHER THE PROPERTY CONTAINS ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES OR PERTAINING TO THE EXTENT, LOCATION OR NATURE OF SAME. FURTHER, TO THE EXTENT THAT SELLER HAS PROVIDED OR HEREAFTER MAY PROVIDE TO PURCHASER INFORMATION FROM ANY INSPECTION, ENGINEERING OR ENVIRONMENTAL REPORTS CONCERNING ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS, METHODOLOGY OF PREPARATION OR OTHERWISE CONCERNING THE CONTENTS OF SUCH REPORTS. PURCHASER ACKNOWLEDGES THAT SELLER HAS REQUESTED PURCHASER TO INSPECT FULLY THE PROPERTY AND INVESTIGATE ALL MATTERS RELEVANT THERETO AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE EXHIBITS ATTACHED HERETO AND ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT THE CLOSING, TO RELY SOLELY UPON THE RESULTS OF PURCHASER’S OWN INSPECTIONS OR OTHER INFORMATION OBTAINED OR OTHERWISE AVAILABLE TO PURCHASER, RATHER THAN ANY INFORMATION THAT MAY HAVE BEEN PROVIDED BY SELLER TO PURCHASER. THE RISK THAT ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS MAY NOT HAVE BEEN REVEALED OR DISCOVERED AND MAY NOT BE DISCOVERABLE BY SUCH INVESTIGATIONS SHALL BE UPON AND WITH PURCHASER. PURCHASER HEREBY WAIVES AND RELEASES SELLER FROM ANY PRESENT OR FUTURE CLAIMS ARISING FROM OR RELATING TO THE PRESENCE OR ALLEGED PRESENCE OF HARMFUL OR TOXIC SUBSTANCES IN, ON, UNDER, ABOUT, OR FROM THE PROPERTY OR ANY OFF-SITE LOCATION TO WHICH SUCH SUBSTANCES ACTUALLY OR ARE ALLEGED TO HAVE MIGRATED FROM THE PROPERTY OR OTHERWISE HAVE COME TO BE PRESENT AS A RESULT OF OR IN CONNECTION WITH PRESENT OR PAST ACTIVITIES OR OPERATIONS AT THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS UNDER OR ON ACCOUNT OF (I) ANY FEDERAL, STATE OR LOCAL STATUTE, LAW, RULE, REGULATION, ORDINANCE, CODE, GUIDE, WRITTEN POLICY, DIRECTIVE AND RULE OF COMMON LAW AND IN EACH CASE AS AMENDED, AND ANY JUDICIAL OR ADMINISTRATIVE ORDER, CONSENT DECREE OR JUDGMENT, RELATING TO (X) THE ENVIRONMENT OR NATURAL RESOURCES, (Y) ANY PETROLEUM OR PETROLEUM PRODUCTS, RADIOACTIVE MATERIALS, ASBESTOS IN ANY FORM, POLYCHLORINATED BIPHENYLS, AND RADON GAS OR (Z) ANY CHEMICALS, MATERIALS OR SUBSTANCES DEFINED AS OR INCLUDED IN THE DEFINITION OF “HAZARDOUS SUBSTANCES”, HAZARDOUS WASTE”, “HAZARDOUS MATERIALS”, “EXTREMELY HAZARDOUS SUBSTANCES”, “TOXIC SUBSTANCES”, “TOXIC POLLUTANTS”, “CONTAMINANTS” OR “POLLUTANTS” UNDER ANY APPLICABLE ENVIRONMENTAL LAWS INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. § 9601 ET SEQ.; SOLID WASTE DISPOSAL ACT, 42 U.S.C. § 6901 ET SEQ.; THE FEDERAL WATER POLLUTION CONTROL ACT, 33 U.S.C. § 1251 ET SEQ.; THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. § 7401 ET SEQ.; THE CLEAN AIR ACT, 42 U.S.C. § 7401 ET SEQ.; THE SAFE DRINKING WATER ACT, 42 U.S.C. § 3803 ET SEQ.; THE OIL POLLUTION ACT OF 1990, 33 U.S.C. § 2701 ET SEQ.; FEDERAL INSECTICIDE, FUNGICIDE, AND RODENTICIDE ACT, 7 U.S.C. § 136 ET SEQ., AND THE REGULATIONS PROMULGATED PURSUANT THERETO AND ANY STATE AND LOCAL COUNTERPARTS OR SUBSTANTIAL EQUIVALENTS THEREOF, (II) THIS AGREEMENT OR (III) THE COMMON LAW. NOTWITHSTANDING THE FOREGOING, THE PURCHASER’S RELEASE SHALL NOT BE DEEMED A RELEASE OF ANY PARTY, OTHER THAN SELLER AND THE

AFFILIATES OF SELLER, LIABLE FOR REMEDIATION OR REMOVAL OF THE CHEMICALS, MATERIALS OR SUBSTANCES DEFINED IN (Y) OR (Z) IMMEDIATELY ABOVE. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS-IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. THE TERMS AND PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

11.2    Entire Agreement.    This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

11.3    Severability.    If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

11.4    Applicable Law.    THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

11.5    Assignability.    Except for an assignment to an affiliate of Purchaser, Purchaser may not assign this Agreement without first obtaining Seller’s written consent. Any assignment in contravention of this provision shall be void. No assignment shall release the Purchaser herein named from any obligation or liability under this Agreement. Any assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto. If Purchaser requests Seller’s written consent to any assignment, Purchaser shall (1) notify Seller in writing of the proposed assignment; (2) provide Seller with the name and address of the proposed assignee; and (3) provide Seller with a copy of the proposed assignment.

11.6    Successors Bound.    This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns.

11.7    Public Disclosure.    Neither Purchaser nor Seller shall make a public disclosure of the terms of this transaction, either before or after Closing, except that this general prohibition shall not prevent (a) Seller and Purchaser from releasing a press release concerning the sale of the Property, provided that such press release shall contain only the names of the Seller and Purchaser, the Closing Date and customary quotes usually included in a press release of this nature, (b) either party from disclosing any information with respect to the transaction contemplated herein, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement if and to the extent that such disclosure is required by applicable law or a court or other binding order or by applicable administrative rule or regulation or order of any regulatory or supervisory agency or authority with competent jurisdiction over such matter, (c) Seller or Purchaser from disclosing any information with respect to the transaction contemplated herein, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement to any of their respective, current, or prospective lenders, members, officers, directors, trustees, employees, consultants, advisors, agents, representatives, partners and/or shareholders (and any of the respective lenders, members, officers, directors, trustees, employees, consultants, advisors, agents, representatives, partners and/or shareholders of any of such parties); provided that all of the foregoing are advised of the confidential nature of such information, matters, terms and provisions, or (d) Purchaser and/or any affiliate of Purchaser of any tier making any public statement, filing or other disclosure which any of them reasonably believes to be required or desirable under applicable securities laws or in connection with any securities offering or registration by Seller and/or any parent of Seller of any tier, or as may be requested or required by the New York Stock Exchange, SEC or other securities market. The parties hereto shall deliver to the other a copy of the press release at least one (1) business day prior to the issuance thereof. The provisions of this Section shall survive the closing of the transaction contemplated by this Agreement or termination of this Agreement (whichever shall occur) without restriction or limitation.

11.8    Captions.    The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of it provisions.

11.9    Attorneys’ Fees.    In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

11.10  No Partnership.    Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

11.11  Time of Essence.    Time is of the essence in this Agreement.

11.12  Counterparts.    This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

11.13  Recordation.    Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

11.14  Survival and Limitation of Representations and Warranties.    The representations and warranties set forth in this Agreement are made as of the date of this Agreement and are remade as of the Closing Date and Section 5.1 shall survive the Closing but written notification of any claim arising therefrom must be received by Seller within one (1) year of the Closing Date or such claim shall be forever barred and Seller shall have no liability with respect thereto.

11.15  Calculation of Time Periods.    Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. Houston, Texas time.

11.16  Further Assurances.    The parties each agree to do, execute, acknowledge and deliver all such reasonable further acts, instruments and assurances and to take all such reasonable further action before or after the Closing, as shall be necessary or desirable to perform this Agreement and consummate and effect the transactions contemplated hereby.

11.17    Cooperation with Purchaser’s Auditors and SEC Filing Requirements.    Seller shall provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser access to, such factual information as may be reasonably requested by Purchaser, and in the possession or control of Seller, or its property manager or accountants, to enable Purchaser (or Wells Core Office Income Operating Partnership, L.P. or Wells Core Office Income REIT, Inc.) to file its Form 8-K, if, as and when such filing may be required by the Securities and Exchange Commission (“SEC”). At Purchaser’s sole cost and expense, Seller shall allow Purchaser’s auditor (Frazier & Deeter or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Property for the last complete fiscal year immediately preceding year, and shall cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Purchaser’s auditor a letter of representation in the form attached hereto as Schedule 11.17, and, if requested by such auditor, historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Purchaser’s expense, and Seller shall provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Purchaser such financial and other information as may be reasonably required by Purchaser to make any required filings with the SEC or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information. At no cost to Seller, and at the specific request of Buyer, Seller shall cooperate reasonably with Buyer to arrange for interviews of Tenants and governmental authorities in connection with the Property.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement on the date set forth below, effective as of the date set forth above.

SELLER:	DNA WESTWAY II, LTD., a Texas Limited Partnership

	By:	DNA EQUITY II, LLC, a Texas Limited Liability Company, its General Partner

Date: August 4, 2011		By:	/s/ Peter W. Dienna
Peter W. Dienna, Manager

PURCHASER:	WELLS CORE OFFICE INCOME REIT ADVISORY SERVICES, LLC, a Georgia limited liability company

	By:	/s/ Randall D. Fretz

Name:	Randall D. Fretz

Date: August 4, 2011	Title:	Senior Vice President

An original, fully executed copy of this Agreement, together with the Deposit, has been received by the Title Company this 31st day of August , 2011, and by execution hereof the Title Company hereby covenants and agrees to be bound by the terms of this Agreement.

OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Paige A. Dunlap
	Name:	Paige A. Dunlap
	Title:	AVP

EXHIBIT 1.1.1

LEGAL DESCRIPTION

[See attached]

DNA Westway Lender II, Ltd.		W.C.R.R. Co, Survey, Section 9, Block 1	WESTWAY 2 030
Tract 2		Abstract Number 917 W.C.R.R, Co. Survey, Section 7, Block 1
4.743 Acre Tract
Abstract Number 891
STATE OF TEXAS	§

COUNTY OF HARRIS	§

A METES AND BOUNDS description of an 4.743 acre tract of land situated in the W.C.R.R. Co. Survey, Section 9, Block 1, Abstract Number 917 and the W.C.R.R. Co. Survey, Section 7, Block 1, Abstract Number 891 in Harris County, Texas, and being out of and part of a the residue of Unrestricted Reserve “A”, of Westway Park, Section Three as shown on a plat filed for record under Film Code Number 459129 of the Harris County Map Records, said 4.743 acre tract being more particularly described as follows with all bearings based on a call of South 87°17’2G” West, along the north right-of-way of Clay Road (called 100-foot wide):

COMMENCING at a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found in the west right-of-way of Westway Park Boulevard (called 100-feet wide) as shown on a plat filed for record under Film Code Number 409080 of the Harris County Map Records and being the southeast corner of a called 10.98 acre tract conveyed to BJ Services Company, U.S.A. by Special Warranty Deed dated July 28, 2004 and filed for record under Clerk’s File Number X807922 of the Harris County Official Public Records of Real Property;

THENCE, South 87°17’21” West, 533.50 feet, along the south line of said 10.98 acre tract, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) set for the southwest corner of same, the southeast corner of a called 8.6652 acre tract conveyed to Cooper Cameron Corporation by Special Warranty Deed dated November 3, 2000 and filed for record under Clerk’s File Number U719883 of the Harris County Official Public Records of Real Property, same being the northeast corner and POINT OF BEGINNING of the herein described tract;

THENCE, over and across the residue of said Unrestricted Reserve “A” the following five (5) courses and distances:

1.	South 01°57’4l” East, 325.88 feet, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) set for the most northerly southeast corner of the herein described tract;

2.	South 87°17’37” West, 141.69 feet, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) set for corner, beginning a curve to the left;

3.

In a southwesterly direction, along the arc of said curve to the left, having a radius of 92.65 feet, a central angle of 47°27’42”, an arc length of 76.75 feet, and a chord hearing South 63°25’39” West, 74.57 feet, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) set for corner, beginning a curve to the right;

4.

In a southeasterly direction, along the arc of said curve to the right, having a radius of 227.54 feet, a central angle of 27°07’26”, an arc length of 107.72 feet, and a chord bearing South 14°11’37” East, 106.72 feet, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) set;

5.

South 01°59’42” East, 148.48 feel, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) set in the north right-of-way of Clay Road (called 100-feet wide), same being the most southerly southeast corner of the herein described tract;.

DNA Westway Lender II, Ltd.	W.C.R.R. Co. Survey, Section 9, Block 1
Tract 2	Abstract Number 917
4.743 Acre Tract	W.C.R.R. Co. Survey, Section 7, Block 1
Abstract Number 891

THENCE, South 89°17’35” West, 29.42 feet, along the north right-of-way of said Clay Road, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found for corner, beginning a curve to the right;

THENCE, in a westerly direction continuing along the north right-of-way of said Clay Road with the arc of said curve to the right, having a radius of 490.00 feet, a central angle of 07°29’58”, an arc length of 64.14 feet, and a chord bearing North 86°57’26” West, 64.09 feet, to a chiseled “x” in concrete found for the southeast corner of Unrestricted Reserve “A” of Westway, Section Two as shown on a plat filed for record under Film Code Number 347094 of the Harris County Map Records, same being the most southerly southwest corner of the herein described tract, from which a 1-inch iron pipe found for reference bears North 22°18’13” East, 0.59 feet;

THENCE, North 01°57’39” West, 252.93 feet, along the east line of said Westway, Section Two, to a point for the northeast corner of same, from which a 5/8-inch iron rod found for reference bears North 56°22’16” East, 0.27 feet;

THENCE, South 88°02’21” West, 252.36 feet, along the north line of said Westway, Section Two to a 5/8-inch iron rod found in the east right-of-way of Sam Houston Tollway (width varies), for the northwest corner of said Westway, Section Two, same being the most northerly southwest corner of the herein described tract;

THENCE, North 01°57’39” West, 127.04 feet, along the east right-of-way of said Sam Houston Tollway, to a (broken) concrete monument found for corner;

THENCE, North 07°40’17” West, 219.19 feet, continuing along the east right-of-way of said Sam Houston Tollway, to a to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found for southwest corner of said 8.6652 acre tract, same being the northwest corner of the herein described tract corner;

THENCE, North 87°17’21” East, 554.24 feet, along the south line of said 8.6652 acre tract, to the POINT OF BEGINNING, CONTAINING 4.743 acres of land in Harris County, Texas.

EXHIBIT 1.1.3

INVENTORY OF PERSONAL PROPERTY

[SEE ATTACHED]

EXHIBIT 1.1.4

SCHEDULE OF LEASES

[SEE ATTACHED]

EXHIBIT 3.1.2

DUE DILIGENCE DOCUMENTS

1.        A true, correct and complete copy of the Leases, including all riders, attachments, addenda and amendments thereto, guarantees thereof and all other documents which are or will be binding and enforceable on, or with respect to, Purchaser (or documents which create an estoppel effect on, or with respect to, Purchaser) relating to the Leases, together with a statement certified by Seller that Seller has furnished Purchaser true, correct and complete copies of all such items. The certificate shall be in such form and substance reasonably satisfactory to Purchaser and reasonably approved by Seller.

2.        True, correct and complete copies of each service contract, including all riders, attachments, addenda and amendments thereto.

3.        True, correct and complete copies of the most recent title insurance policies insuring the Property or any interest therein and any endorsement thereto.

4.        True, correct and complete copies of any zoning approval letter, letters of utility availability and applicable construction permits.

5.        True, correct and complete copies of any plans and specifications applicable to the Improvements.

6.        The most recent survey of the Property.

7.        Any environmental reports.

8.        Any planning and zoning reports (such as those prepared by PZR).

9.        Any commission agreements in connection with the Leases.

EXHIBIT 3.1.10

FORM OF REQUIRED TENANT ESTOPPEL

TENANT ESTOPPEL CERTIFICATE AND AGREEMENT

RE:	Lease dated (the “Original Lease”) between (the “Landlord”) and (the “Tenant”) for Suite , which comprises approximately square feet (the “Premises”) in the building located at (the “Building”).

The undersigned, a duly authorized representative of Tenant, hereby certifies to Landlord and to                          (the “Purchaser”), a prospective purchaser of the Building, and its lender, that the following information relating to the Lease is true and correct and will be relied upon by Purchaser in making its decision to purchase the Building:

1.        The undersigned is the Tenant under the Original Lease, pursuant to which Tenant occupies all of the square footage which comprises the Premises.

2.        The Original Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived, except as indicated below (include dates of any such amendments or modifications; if none, please state “none”; the Original Lease, as modified, changed, altered, supplemented, amended or waived as indicated below, is referred to collectively as the “Lease”):

3.        A true, correct and complete copy of the Lease is attached to this Estoppel Certificate.

4.        The Lease is valid and in full force and effect on the date listed below. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises, the Building and the land on which the Building is situated. There are no other agreements, understandings, contracts, or commitments of any kind whatsoever with respect to the Lease or the Premises except as expressly provided in the Lease.

5.        Except as set forth in the Lease, Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.

6.        The Lease term began on                         ,              and the termination date of the present term of the Lease, excluding unexercised renewal terms, is                         ,             . Tenant has accepted possession of, and currently occupies the entire Premises. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease, except as indicated below (if none, please state “none”):

7.        Except as set forth in the Lease, Tenant has no outstanding options or rights to renew or extend the term of the Lease, or expansion options, other options, rights of first refusal or rights of first offer to lease other space within the Building.

8.        The fixed annual minimum rent payable under the Lease is $                    . The rental payment (including pass through charges) in the amount of $                      has been paid for the month of                     ,             . The obligation to pay rent began (or begins) on                     ,             . No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date, except as indicated below (if none, please state “none”):

9.        Tenant pays operating expenses due under the Lease based upon the increase in operating expenses above $                     which represents base year             , and Tenant acknowledges that no dispute exists between Tenant and Landlord regarding the payment of such operating expenses, and that Tenant has no claims, offsets or refunds due regarding the payment of such operating expenses except as listed below (if none, please state “none”).

10.        Tenant pays taxes due under the Lease based upon the increase in taxes for the Building and the land on which the Building is located above $                     which represents base year             , and Tenant acknowledges that no dispute exists between Tenant and Landlord regarding the payment of such taxes, and that Tenant has no claims, offsets or refunds due regarding the payment of such taxes except as listed below (if none, please state “none”).

11.        Tenant’s security deposit, if any, is $                    (if none, please state “none”).

12.        Tenant asserts no claim of default or offset or defense against the payment of rent or other charges payable by the Tenant under the Lease, and asserts no claim against the

Landlord under the Lease in regard to the operation or maintenance of the property of which the Premises are a part. To the best of Tenant’s knowledge and belief, there is no default or state of facts which, with notice, the passage of time, or both would result in a default on the part of either Tenant or Landlord under the Lease, and all commitments made to induce Tenant to enter into the Lease have been satisfied.

13.        All required contributions by Landlord to Tenant on account of Tenant’s tenant improvements have been received by Tenant; all of Tenant’s tenant improvements have been completed in accordance with the terms of the Lease; and the improvements and space required to be furnished according to the Lease have been duly delivered by Landlord and accepted by Tenant, except as indicated below (if none, please state “none”):

14.        Tenant has no outstanding options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof or all or any part of the Building and/or the land on which the Building is situated, except as indicated below (if none, please state “none”):

15.        Under the Lease, Tenant is entitled to the use of              parking spaces.

16.        There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any State thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

17.        Tenant is not in default under the Lease, nor is there any condition or any event which has occurred which, with the passage of time or the giving of notice or both, would constitute a default or breach under the Lease. Tenant is current (i.e. to the extent billed by Landlord) in the payment of any taxes, utilities, common area maintenance payments, or other charges required to be paid under the Lease, and there exists no dispute relative to any such amounts.

18.        The address for notices to be sent to Tenant is as set forth below:

[Remainder of page intentionally left blank.]

The undersigned has all requisite authority to execute this Estoppel Certificate on behalf of Tenant.

Dated:                     ,

TENANT:		,
a

By:

Name:

Title:

EXHIBIT 3.3

SCHEDULE OF CONTRACTS

SERVICE CONTRACTS TO BE ASSIGNED – as of July 29, 2011

Type/Service	Vendor/Company	Expiration
Security	ABM Security	07/20/10*

HVAC Water Treatment	Ashland Water Technologies	05/31/10*

Generator Maintenance	Cummins Southern Plains	10/31/10*

Pest Control	Environmental Coalition	02/28/12

Air Freshener (GE O&G Only)	Fikes of Houston, Inc.	10/31/11

Fire Alarm Monitoring	Firetron, Inc.	01/31/10*

HVAC Preventive Maintenance	Graco Mechanical	03/31/10*

Landscape Maintenance	Houston Landscapes Unlimited	03/31/10*

Metal Maintenance (Elevator)	Jobs/AMST	05/31/10*

Elevator Monitoring	Kings III Emergency Comm.	06/08/11*

Elevator Maintenance	Kone Inc.	02/03/11*

Domestic Water Treatment	Mueller Water Conditioning	12/31/11

Access Control Maintenance	Niscayah, Inc.	10/31/10*

Janitorial Services	Pritchard Industries SW, Inc.	06/30/11*

Electricity	Reliant Energy	09/30/14

Sweeping	Royal Sweeping & Paving, LLC.	04/14/10*

Fire Sprinkler Maintenance	Southeast Fire Protection	04/30/10*

* - Signifies Month-to-Month

EXHIBIT 6.9

TENANT COSTS

[SEE ATTACHED]

EXHIBIT 9.2.1

SPECIAL WARRANTY DEED

GRANTEE’S ADDRESS:

Attention:

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS
COUNTY OF HARRIS	§

DNA WESTWAY II, LTD., a Texas limited partnership (hereinafter called “Grantor”), in consideration of the sum of TEN AND NO/100 ($10.00) DOLLARS and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD AND CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL AND CONVEY unto WELLS CORE OFFICE INCOME REIT ADVISORY SERVICES, LLC, a Georgia limited liability company (hereinafter called “Grantee”), Grantor’s right, title and interest in and to that certain real property located in Harris County, Texas, which is more particularly described on Exhibit “A” attached hereto and made a part hereof for all purposes, together with all rights, ways, privileges and easements located thereon and appurtenances thereto, and all buildings, structures and other improvements thereon (referred to collectively as the “Property”);

SUBJECT TO, however, any and all matters listed on Exhibit “B” attached hereto and made a part hereof for all purposes (said matters being called the “Permitted Encumbrances”).

EXCEPT FOR THE TERMS OF THIS DEED AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED             , 2011 BY AND BETWEEN GRANTOR AND GRANTEE (THE “PSA”), THE PROPERTY IS BEING SOLD IN AN “AS IS” CONDITION AND “WITH ALL FAULTS” AS OF THE DATE OF THIS AGREEMENT AND AS OF THE CLOSING DATE. EXCEPT FOR THE TERMS OF THIS DEED REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE PSA, NO REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE OR ARE MADE AND NO RESPONSIBILITY HAS BEEN OR IS ASSUMED BY GRANTOR OR BY ANY DIRECTOR, OFFICER, PERSON, FIRM, AGENT OR REPRESENTATIVE ACTING OR PURPORTING TO ACT ON BEHALF OF GRANTOR AS TO THE CONDITION OR REPAIR OF THE PROPERTY OR THE VALUE, EXPENSE OF OPERATION, OR INCOME POTENTIAL THEREOF OR AS TO ANY OTHER FACT OR CONDITION WHICH HAS OR MIGHT AFFECT THE PROPERTY OR THE CONDITION, REPAIR, VALUE, EXPENSE OF OPERATION OR INCOME POTENTIAL OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, (I) MATTERS OF TITLE (EXCEPT AS SET FORTH IN THE SPECIAL WARRANTY DEED TO BE DELIVERED BY GRANTOR AT CLOSING), (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, OR THE OPERATIONS OR ACTIVITIES FORMERLY CONDUCTED THEREON, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT

LIMITATION, SUBSURFACE CONDITIONS, (IV) DRAINAGE, (V) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VI) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (VII) USAGES OF ADJOINING PROPERTY, (VIII) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (IX) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS OR APPLICABLE LAWS OR REGULATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, PHYSICAL CONDITION, MANNER OF CONSTRUCTION, STATE OF REPAIR OR STAGE OF COMPLETION, OF THE IMPROVEMENTS SITUATED ON THE LAND, OR ANY PORTION THEREOF, (X) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XI) TAX CONSEQUENCES OR (XII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE. THE PARTIES AGREE THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THEM OR THEIR RESPECTIVE AGENTS OR REPRESENTATIVES ARE MERGED IN THIS DEED, OTHER THAN AS EXPRESSLY SET FORTH IN THE PSA, WHICH ALONE FULLY AND COMPLETELY EXPRESSES THEIR AGREEMENT. THE PARTIES FURTHER AGREE THAT THE PSA HAS BEEN ENTERED INTO WITH THE PARTIES SATISFIED WITH THE OPPORTUNITY AFFORDED FOR INVESTIGATION, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION BY THE OTHER UNLESS SUCH STATEMENT OR REPRESENTATION IS SPECIFICALLY EMBODIED IN THE PSA OR THE EXHIBITS ATTACHED THERETO, OR ANY DOCUMENT EXECUTED BY GRANTOR AND DELIVERED TO GRANTEE AT THE CLOSING. GRANTOR MAKES NO REPRESENTATIONS OR WARRANTIES AS TO WHETHER THE PROPERTY CONTAINS ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES OR PERTAINING TO THE EXTENT, LOCATION OR NATURE OF SAME. FURTHER, TO THE EXTENT THAT GRANTOR HAS PROVIDED OR HEREAFTER MAY PROVIDE TO GRANTEE INFORMATION FROM ANY INSPECTION, ENGINEERING OR ENVIRONMENTAL REPORTS CONCERNING ASBESTOS OR HARMFUL OR TOXIC SUBSTANCES, GRANTOR MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS, METHODOLOGY OF PREPARATION OR OTHERWISE CONCERNING THE CONTENTS OF SUCH REPORTS. GRANTEE ACKNOWLEDGES THAT GRANTOR HAS REQUESTED GRANTEE TO INSPECT FULLY THE PROPERTY AND INVESTIGATE ALL MATTERS RELEVANT THERETO AND, EXCEPT AS EXPRESSLY SET FORTH IN THE PSA, TO RELY SOLELY UPON THE RESULTS OF GRANTEE’S OWN INSPECTIONS OR OTHER INFORMATION OBTAINED OR OTHERWISE AVAILABLE TO GRANTEE, RATHER THAN ANY INFORMATION THAT MAY HAVE BEEN PROVIDED BY GRANTOR TO GRANTEE. THE RISK THAT ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS MAY NOT HAVE BEEN REVEALED OR DISCOVERED AND MAY NOT BE DISCOVERABLE BY SUCH INVESTIGATIONS SHALL BE UPON AND WITH GRANTEE. GRANTEE HEREBY WAIVES AND RELEASES GRANTOR FROM ANY PRESENT OR FUTURE CLAIMS ARISING FROM OR RELATING TO THE PRESENCE OR ALLEGED PRESENCE OF HARMFUL OR TOXIC SUBSTANCES IN, ON, UNDER, ABOUT, OR FROM THE PROPERTY OR ANY OFF-SITE LOCATION TO WHICH SUCH SUBSTANCES ACTUALLY OR ARE ALLEGED TO HAVE MIGRATED FROM THE PROPERTY OR OTHERWISE HAVE COME TO BE PRESENT AS A RESULT OF OR IN CONNECTION WITH PRESENT OR PAST ACTIVITIES OR OPERATIONS AT THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS UNDER OR ON ACCOUNT OF (I) ANY FEDERAL, STATE OR LOCAL STATUTE, LAW, RULE, REGULATION, ORDINANCE, CODE, GUIDE, WRITTEN POLICY, DIRECTIVE AND RULE OF COMMON LAW AND IN EACH CASE AS AMENDED, AND ANY JUDICIAL OR ADMINISTRATIVE ORDER,

CONSENT DECREE OR JUDGMENT, RELATING TO (X) THE ENVIRONMENT OR NATURAL RESOURCES, (Y) ANY PETROLEUM OR PETROLEUM PRODUCTS, RADIOACTIVE MATERIALS, ASBESTOS IN ANY FORM, POLYCHLORINATED BIPHENYLS, AND RADON GAS OR (Z) ANY CHEMICALS, MATERIALS OR SUBSTANCES DEFINED AS OR INCLUDED IN THE DEFINITION OF “HAZARDOUS SUBSTANCES”, HAZARDOUS WASTE”, “HAZARDOUS MATERIALS”, “EXTREMELY HAZARDOUS SUBSTANCES”, “TOXIC SUBSTANCES”, “TOXIC POLLUTANTS”, “CONTAMINANTS” OR “POLLUTANTS” UNDER ANY APPLICABLE ENVIRONMENTAL LAWS INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, 42 U.S.C. § 9601 ET SEQ.; SOLID WASTE DISPOSAL ACT, 42 U.S.C. § 6901 ET SEQ.; THE FEDERAL WATER POLLUTION CONTROL ACT, 33 U.S.C. § 1251 ET SEQ.; THE TOXIC SUBSTANCES CONTROL ACT, 15 U.S.C. § 7401 ET SEQ.; THE CLEAN AIR ACT, 42 U.S.C. § 7401 ET SEQ.; THE SAFE DRINKING WATER ACT, 42 U.S.C. § 3803 ET SEQ.; THE OIL POLLUTION ACT OF 1990, 33 U.S.C. § 2701 ET SEQ.; FEDERAL INSECTICIDE, FUNGICIDE, AND RODENTICIDE ACT, 7 U.S.C. § 136 ET SEQ., AND THE REGULATIONS PROMULGATED PURSUANT THERETO AND ANY STATE AND LOCAL COUNTERPARTS OR SUBSTANTIAL EQUIVALENTS THEREOF, (II) THE PSA OR (III) THE COMMON LAW. NOTWITHSTANDING THE FOREGOING, THE GRANTEE’S RELEASE SHALL NOT BE DEEMED A RELEASE OF ANY PARTY, OTHER THAN GRANTOR AND THE AFFILIATES OF GRANTOR, LIABLE FOR REMEDIATION OR REMOVAL OF THE CHEMICALS, MATERIALS OR SUBSTANCES DEFINED IN (Y) OR (Z) IMMEDIATELY ABOVE. GRANTEE ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS-IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. GRANTEE HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THE PSA WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.

TO HAVE AND TO HOLD the Property unto Grantee, its successors and assigns FOREVER, and Grantor does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property, subject to the Permitted Encumbrances, unto Grantee, and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise.

[Remainder of page intentionally left blank.]

EXECUTED this             day of                 , 2011.

GRANTOR:

DNA WESTWAY II, LTD.,
a Texas Limited Partnership

By:	DNA EQUITY II, LLC,
a Texas Limited Liability Company, its
General Partner

By:
Peter W. Dienna, Manager

THE STATE OF	§
§

COUNTY OF	§

This instrument was acknowledged on the             day of                     , 2011 by                      in the capacity of                      on behalf of                                              .

Notary Public

My Commission Expires:

After recordation, please return to:

EXHIBIT “A”

PROPERTY

[See attached.]

DNA Westway Lender II, Ltd.		W.C.R.R. Co. Survey, Section 9, Block 1	WESTWAY 2 030
Tract 2		Abstract Number 917
4.743 Acre Tract		W.C.R.R. Co. Survey, Section 7, Block 1
Abstract Number 891

STATE OF TEXAS	§

COUNTY OF HARRIS	§

A METES AND BOUNDS description of an 4.743 acre tract of land situated in the W.C.R.R. Co. Survey, Section 9, Block 1, Abstract Number 917 and the W.C.R.R. Co. Survey, Section 7, Block 1, Abstract Number 891 in Harris County, Texas, and being out of and part of a the residue of Unrestricted Reserve “A”, of Westway Park, Section Three as shown on a plat filed for record under Film Code Number 459129 of the Harris County Map Records, said 4.743 acre tract being more particularly described as follows with all bearings based on a call of South 87°17’20” West, along the north right-of-way of Clay Road (called 100-foot wide):

COMMENCING at a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found in the west right-of-way of Westway Park Boulevard (called 100-feet wide) as shown on a plat filed for record under Film Code Number 409080 of the Harris County Map Records and being the southeast corner of a called 10.98 acre tract conveyed to BJ Services Company, U.S.A. by Special Warranty Deed dated July 28, 2004 and filed for record under Clerk’s File Number X807922 of the Harris County Official Public Records of Real Property;

THENCE, South 87°17’21” West, 533.50 feet, along the south line of said 10.98 acre tract, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) set for the southwest corner of same, the southeast corner of a called 8.6652 acre tract conveyed to Cooper Cameron Corporation by Special Warranty Deed dated November 3, 2000 and filed for record under Clerk’s File Number U719883 of the Harris County Official Public Records of Real Property, same being the northeast corner and POINT OF BEGINNING of the herein described tract;

THENCE, over and across the residue of said Unrestricted Reserve “A” the following five (5) courses and distances:

1.	South 01°57’4l” East, 325.88 feet, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) set for the most northerly southeast corner of the herein described tract;

2.	South 87°17’37” West, 141.69 feet, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) set for corner, beginning a curve to the left;

3.

In a southwesterly direction, along the arc of said curve to the left, having a radius of 92.65 feet, a central angle of 47°27’42”, an arc length of 76.75 feet, and a chord bearing South 63°25’39” West, 74.57 feet, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) set for corner, beginning a curve to the right;

4.

In a southeasterly direction, along the arc of said curve to the right, having a radius of 227.54 feet, a central angle of 27°07’26”, an arc length of 107.72 feet, and a chord bearing South 14°11’37” East, 106.72 feet, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) set;

5.

South 01°59’42” East, 148.48 feet, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) set in the north right-of-way of Clay Road (called 100-feet wide), same being the most southerly southeast corner of the herein described tract;.

DNA Westway Lender II, Ltd.	W.C.R.R. Co. Survey, Section 9, Block 1
Tract 2	Abstract Number 917
4.743 Acre Tract	W.C.R.R. Co. Survey, Section 7, Block 1
Abstract Number 891

THENCE, South 89° 17’35” West, 29.42 feet, along the north right-of-way of said Clay Road, to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found for corner, beginning a curve to the right;

THENCE, in a westerly direction continuing along the north right-of-way of said Clay Road with (the arc of said curve to the right, having a radius of 490.00 feet, a central angle of 07°29’58”, an arc length of 64.14 feet, and a chord bearing North 86°57’26” West, 64.09 feet, to a chiseled “x” in concrete found for the southeast corner of Unrestricted Reserve “A” of Westway, Section Two as shown on a plat filed for record under Film Code Number 347094 of the Harris County Map Records, same being the most southerly southwest corner of the herein described tract, from which a 1-inch iron pipe found for reference bears North 22°18’13” East, 0.59 feet;

THENCE, North 01°57’39” West, 252.93 feet, along the east line of said Westway, Section Two, to a point for the northeast corner of same, from which a 5/8-inch iron rod found for reference bears North 56°22’16” East, 0.27 feet;

THENCE, South 88°02’21” West, 252.36 feet, along the north line of said Westway, Section Two to a 5/8-inch iron rod found in the east right-of-way of Sam Houston Tollway (width varies), for the northwest corner of said Westway, Section Two, same being the most northerly southwest corner of the herein described tract;

THENCE, North 01°57’39” West, 127.04 feet, along the east right-of-way of said Sam Houston Tollway, to a (broken) concrete monument found for corner;

THENCE, North 07°40’17” West, 219.19 feet, continuing along the east right-of-way of said Sam Houston Tollway, to a to a 5/8-inch iron rod (with cap stamped “Cotton Surveying”) found for southwest corner of said 8.6652 acre tract, same being the northwest corner of the herein described tract corner;

THENCE, North 87°17’21” East, 554.24 feet, along the south line of said 8.6652 acre tract, to the POINT OF BEGINNING, CONTAINING 4.743 acres of land in Harris County, Texas.

EXHIBIT “B”

PERMITTED ENCUMBRANCES

EXHIBIT 9.2.2

BILL OF SALE

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DNA WESTWAY II, LTD., a Texas limited partnership (the “Seller”), hereby conveys to WELLS CORE OFFICE INCOME REIT ADVISORY SERVICES, LLC, a Georgia limited liability company (the “Purchaser”), all of Seller’s right, title and interest, if any, in and to all furniture, personal property, machinery, apparatus and equipment, including but not limited to those certain items of personal property described on Exhibit A attached hereto and made a part hereof (the “Personal Property”) relating to certain real property known as the Westway II Building in Houston, Texas.

TO HAVE AND TO HOLD the Personal Property unto Purchaser and Purchaser’s heirs, legal representatives, successors and assigns forever.

And the said Seller, for itself, its successors and assigns, will warrant and forever defend the right and title to the above-described Personal Property unto the said Purchaser, its successors and assigns, against the lawful claims of all persons claiming by, through or under the Seller.

ALL WARRANTIES OF QUALITY OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY ARE EXPRESSLY EXCLUDED. THE PERSONAL PROPERTY SOLD HEREUNDER IS SOLD IN ITS “AS IS” CONDITION WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of the                      day of                     ,             .

SELLER:

DNA WESTWAY II, LTD.,
a Texas Limited Partnership

By:	DNA EQUITY II, LLC,
a Texas Limited Liability Company, its
General Partner

By:
Peter W. Dienna, Manager

EXHIBIT 9.2.3

ASSIGNMENT AND ASSUMPTION OF LEASES

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DNA WESTWAY II, LTD., a Texas limited partnership (the “Assignor”), hereby conveys, assigns, delegates and otherwise transfers to WELLS CORE OFFICE INCOME REIT ADVISORY SERVICES, LLC, a Georgia limited liability company (the “Assignee”), all of Assignor’s right, title and interest in and to the leases more fully described on Exhibit B attached hereto (the “Leases”) and made a part hereof, relating to the property known as the Westway II Building in Houston, Texas and more particularly described on Exhibit A attached hereto, and Assignor hereby assigns, conveys and otherwise transfers to Assignee all of Assignor’s obligations, liabilities and duties of the Assignor under the Leases, whether accrued, contingent, absolute, determined, determinable or otherwise, to the extent, and only to the extent, such obligations, liabilities and duties are allocable to the period on or after the date hereof (the “Assumed Lease Obligations”).

Assignee, on behalf of itself and its successors and assigns, hereby assumes and accepts all of the terms, covenants, and provisions of the Leases and assumes, undertakes and agrees to be bound and liable for and to perform all of the Assumed Lease Obligations.

Assignor hereby agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period prior to the date hereof and arising out of the Assignor’s obligations under such leases. Assignee hereby agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, originating or relating to the period on or after the date hereof and arising out of the Assignee’s obligations under such leases.

THE SALES, TRANSFERS AND ASSIGNMENTS PROVIDED FOR HEREIN ARE EXPRESSLY SUBJECT, IN ALL RESPECTS, TO THE TERMS AND PROVISIONS OF THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED             , 2011, BY AND BETWEEN ASSIGNOR AND ASSIGNEE, WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE

This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the              day of             ,             .

ASSIGNOR:

DNA WESTWAY II, LTD., a Texas Limited Partnership

By:	DNA EQUITY II, LLC,
a Texas Limited Liability Company, its
General Partner

By:
Peter W. Dienna, Manager

ASSIGNEE:

,
a

By:		,
	a	,its

By:
Name:

Title:

EXHIBIT 9.2.4

ASSIGNMENT AND ASSUMPTION

In consideration of One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DNA WESTWAY II, LTD., a Texas limited partnership (“Assignor”), hereby assigns and delegates WELLS CORE OFFICE INCOME REIT ADVISORY SERVICES, LLC, a Georgia limited liability company (the “Assignee”), with an office and place of business at 3200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092, and Assignee hereby assumes and accepts the assignment and delegation of all of Assignor’s right, title and interest in and to the following:

(a) all right, title and interest of Assignor in and to all Service Contracts described on Exhibit B attached hereto and made a part hereof relating to certain real property known as the Westway II Building and located at 4424 W. Sam Houston Parkway N., Houston, Texas, and legally described on Exhibit A (the “Property”), and Assignee hereby accepts such assignment;

(b) The name “Westway II Building” and all other tradenames, trademarks, servicemarks and logos used in connection with the ownership, operation and maintenance of the Property;

(c) All licenses, franchises, permits, authorizations and approvals used in or relating to the ownership, occupancy or operation of the Land, Improvements and Personal Property, if any (the “Permits”);

(d) All guaranties or warranties in favor of Seller, now or hereafter in effect, arising out of, or issued, whether express or implied, relating to the construction, operation and maintenance of the Improvements or Personal Property, or arising out of, made, given or issued, by manufacturers or suppliers, in conjunction with the Improvements or the Personal Property (as defined in the Agreement [defined below]), if any (collectively, the “Warranties”);

(e) All of Seller’s right, title, interest, powers, privileges, benefits, and options of Seller or otherwise accruing to the owner of the land, allocable to the Property, including, but not limited to any development rights, floor area ratio allocations, lot coverage allocations, allocations of development density, zoning rights or other rights allocated to or attributable to the Property, if any (the “Development Rights”).

TO HAVE AND TO HOLD the foregoing rights, interests and property described in paragraphs (a) through (e) above (collectively, the “Assigned Property”) unto the Assignee, its successors and assigns, forever.

THE SALES, TRANSFERS AND ASSIGNMENTS PROVIDED FOR HEREIN ARE EXPRESSLY SUBJECT, IN ALL RESPECTS, TO THE TERMS AND PROVISIONS OF THAT CERTAIN PURCHASE AND SALE AGREEMENT (the “AGREEMENT”) DATED             , 2011, BY AND BETWEEN ASSIGNOR AND ASSIGNEE, WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE

This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the                      day of             ,             .

ASSIGNOR:

DNA WESTWAY II, LTD., a Texas Limited Partnership

By:	DNA EQUITY II, LLC,
a Texas Limited Liability Company, its
General Partner

By:
Peter W. Dienna, Manager

ASSIGNEE:

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a

By:		,
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By:
Name:
Title:

EXHIBIT 9.2.6

AFFIDAVIT PURSUANT TO FOREIGN INVESTMENT

AND REAL PROPERTY TAX ACT

The undersigned hereby declares that the name, address and United States taxpayer identification number of the owner of the real property described in Exhibit A attached hereto and incorporated herein by reference is as follows:

Name and Address	Tax I.D. Number

There is no other person or entity who has an ownership interest in the property. The owner is                                          organized and existing under the laws of the State of                                         , and, as such, is not a foreign citizen or entity.

The Owner is [not] a disregarded entity as defined in Section 1.1445-2(b)(2)(iii).

The undersigned understands that the purchaser of the property intends to rely on the foregoing representations in connection with the United States Foreign Investment and Real Property Act.

DNA WESTWAY II, LTD.,
a Texas Limited Partnership

By:	DNA EQUITY II, LLC,
a Texas Limited Liability Company, its
General Partner

By:
Peter W. Dienna, Manager

EXHIBIT 9.2.7

TENANT NOTICE LETTER

                    ,

Dear Tenant:

You will find attached hereto as Schedule 1 a Tenant Notice evidencing that as of                             ,             , DNA WESTWAY II, LTD., a Texas Limited Partnership, the current owner of the landlord’s interest under your lease, has sold the project in which you have a lease to a new owner,                                                                                                    (“New Owner”), and that New Owner has received and is responsible for your security deposit under your lease.

Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease (including the payments of rentals, the recoupment of any security deposits, and the giving of any notices provided for in your lease) is:

SELLER:	DNA WESTWAY II, LTD.,
a Texas Limited Partnership

	By:	DNA EQUITY II, LLC,
a Texas Limited Liability Company, its
General Partner

By:
Peter W. Dienna, Manager

NEW OWNER:		,
a

By:		,
	a	, its

By:

Name:

Title:

SCHEDULE 1 TO

TENANT NOTICE LETTER

RE:	Your Lease (the “Lease”) for space in the Westway II Building located at 4424 W. Sam Houston Parkway N., Houston, Texas (the “Property”)

Dear Tenant:

You are hereby notified that                                  (“Seller”), as owner of the Property and the current owner of the landlord’s interest in the Lease, has sold the Property to                                                          ,                                                   (“New Owner”), as of the date set forth in the letter to which this Tenant Notice is attached, and in connection with such sale, Seller has assigned and transferred its interest in the Lease and any and all security deposits thereunder or relating thereto to New Owner, and New Owner has assumed and agreed to perform all of the landlord’s obligations under the Lease (including any obligations set forth in the Lease to repay or account for any security deposits thereunder from and after such date). Accordingly, (a) all your obligations under the Lease from and after the date of this Tenant Notice, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of landlord under the Lease, including any obligations to repay or account for any security deposits thereunder, shall be the binding obligation of New Owner and its successors and assigns. The amount of the security deposit received by New Owner and being held by New Owner with respect to the Lease is $                                 .

EXHIBIT 11.17

AUDIT LETTER

[DATE]

Frazier & Deeter, LLC

600 Peachtree Street, N.E.

Suite 1900

Atlanta, Georgia 30308

We are providing this letter in connection with your audit of the statement of revenues over certain operating expenses for the year ended             , 20         (the “Statement”). The Statement was prepared by Wells Core Office Income REIT, Inc. (“Wells Core Office Income REIT”), or its designee, with information provided by                      (the “Seller”) in connection with Wells Core Office Income REIT’s purchase of the project known as the Westway II Building (the “Project”). We understand that you are auditing the Statement for the purpose of expressing an opinion as to whether the Statement presents fairly, in all material respects, the revenues over certain operating expenses in conformity with accounting principles generally accepted in the United States.

The undersigned, the controller of Seller confirms, to the best of his knowledge and belief, as of the date of this letter, the following as it relates to the financial statements the Seller maintains for the Project for the year ended             , 20         (“Operating Statement”).

1.	We have made available to Wells Core Office Income REIT all relevant financial records and related data relating to the Project.
2.	There have been no communications from regulatory agencies or lenders concerning noncompliance with or deficiencies in Seller’s financial practices.
3.	There are no material transactions that have not been properly recorded in the accounting records underlying the Operating Statement.
4.	Seller has complied with all material aspects of contractual agreements that would have a material effect on the Operating Statement in the event of noncompliance.
5.	The accounting records underlying the Operating Statement accurately and fairly reflect, in reasonable detail, the operations of the Project.

This letter is being delivered pursuant to the terms of that certain Purchase and Sale Agreement by and between Seller and WELLS CORE OFFICE INCOME REIT ADVISORY SERVICES, LLC, a Georgia limited liability company, dated             , 2011 and is subject to the terms and conditions thereof.

BY:

Name:
Controller